Exhibit 4.2

FURTHER AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS AGREEMENT is dated as of September 24, 2003 and is further amended, restated and dated for reference as of August 10, 2005

BETWEEN:

ONCOGENEX TECHNOLOGIES INC., a corporation formed under the laws of Canada and having an address at Suite 400, 1001 West Broadway, Vancouver, British Columbia, V6H 4B1, Facsimile No. (604) 736-3687

(the “Corporation”)

AND:

VENTURES WEST 7 LIMITED PARTNERSHIP, a limited partnership registered under the laws of the Province of British Columbia and having an address at Suite 2500, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, Facsimile No. (604) 687-2145

(“Ventures West Canada”)

AND:

VENTURES WEST 7 U.S. LIMITED PARTNERSHIP, a limited partnership registered under the laws of Delaware and having an address at Suite 2500, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, Facsimile No. (604) 687-2145

(“Ventures West U.S.”)

AND:

H.I.G. HORIZON CORP., a corporation formed under the laws of Barbados and having an address at c/o H.I.G Ventures, 27th Floor, 1001 Brickell Bay Dr., Miami, Florida, U.S.A.  33131, Facsimile No. (305) 379-2013

(“H.I.G. Horizon”)

AND:

WORKING OPPORTUNITY FUND (EVCC) LTD., a company formed under the laws of the Province of British Columbia and having an address at Suite 2600, 1055 West Georgia Street, Vancouver, British Columbia, V6E 3R5, Facsimile No. (604) 669-7605

(“WOF”)

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

AND:

BUSINESS DEVELOPMENT BANK OF CANADA, a Crown corporation formed under the Business Development Bank of Canada Act and having an address at 444 7th Avenue SW, Suite 110, Calgary, Alberta, T2P 0X8, Facsimile No. (403) 292-6951

(“BDC”)

AND:

MILESTONE MEDICA CORPORATION, a corporation formed under laws of Canada and having an address at 1 Richmond Street West, 8th Floor, Toronto, Ontario, M5H 3W4, Facsimile No. (416) 974-1288)

(“MMC”)

AND:

MARTIN GLEAVE, Physician, of [***]

(“Gleave”)

AND:

603356 B.C. LTD., a company formed under the laws of the Province of British Columbia and having an address at [***]

(“Gleave HoldCo”)

AND:

SCOTT CORMACK, a Businessperson and having an address at [***]

(“Cormack”)

AND:

WHI MORULA FUND, LLC, a limited liability company of 191 North Wacker Drive, Suite 1500, Chicago, IL, 60606,
Facsimile No. 312-621-0984

(“WH”)

WHEREAS:

A.                                   On September 24, 2003, the Corporation, BDC, MMC, Cormack, Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF, Gleave and Gleave HoldCo (collectively, the “Current Parties”) entered into an agreement to establish certain rights and obligations in respect of the conduct of the affairs of the Corporation (as hereinafter defined), the holding and sale of their respective securities, and certain other matters (the “Amended and Restated Shareholders’ Agreement”); and

B.                                     The Current Parties and WH wish to amend and restate the Amended and Restated Shareholders’ Agreement as provided for herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereby agree as follows:

ARTICLE 1 - INTERPRETATION

1.1                               Interpretation

In this Agreement, unless otherwise provided:

(a)                                  “Acquisition” means any bona fide acquisition of any shares or business assets by the Corporation, whether by purchase, exchange, amalgamation or otherwise, from an arms-length third party for fair market value, approved by Major Investor Approval;

(b)                                 “Acquisition Price” means $9.21 in United States funds, subject to immediate adjustment from time to time to reflect any subdivisions or consolidations of the Common Shares after the Issue Date and the Acquisition Price shall simultaneously be adjusted upon the happening of each such event by multiplying the Acquisition Price in effect immediately prior to such event by the following fraction:

(i)                                     the numerator of which is the number of Common Shares issued and outstanding immediately prior to the event, and

(ii)                                  the denominator of which is the number of Common Shares issued and outstanding immediately after completion of the event;

(iii)                               and any such adjustments shall be successive and each resulting new Acquisition Price shall continue in effect until the next adjustment (if any) is made;

(c)                                  “Act” means the Canada Business Corporations Act (Canada), as amended from time to time, and every statute that may be substituted therefor, and in the case of any such amendment or substitution, any reference in this Agreement to the Act shall be read as referring to the amended or substituted provisions therefor;

(d)                                 “Affiliate” means with respect to any Person:

(i)                                     any corporation which is directly or indirectly Controlled by that Person;

(ii)                                  if a corporation, any corporation which Controls that Person, and any corporation which is directly or indirectly Controlled by a corporation which Controls that corporate Person; and

(iii)                               if a partnership or limited partnership, any partner of the partnership or any corporation which Controls that partner and any corporation which is directly or indirectly Controlled by a corporation that Controls that partner;

(e)                                  “Agreement” means this further amended and restated shareholders’ agreement, together with any amendments to or restatements or replacements of this amended and restated shareholders’ agreement;

(f)                                    “Associate” has the same meaning as has been designated to that term in the Act;

(g)                                 “Board” means the board of Directors of the Corporation;

(h)                                 “Board approval”,“approval of the Board”,“determined by the Board”, “as the Board determines” or any such similar terminology denoting approval of the Board means approval of the Board determined by majority vote of those Directors present at a duly called and convened meeting of the Board at which the matter is considered or by a written resolution signed by all Directors which may be signed in one or more counterparts which together shall be treated as one and the same document;

(i)                                     “Business” means the business conducted by the Corporation and proposed to be conducted by the Corporation, including, without limitation, research, development and commercialisation of oncology therapeutics and diagnostics acquired by or developed by the Corporation;

(j)                                     “Business Day” means any day except a Saturday or Sunday and legal holidays for Canadian chartered banks in Vancouver, British Columbia, Canada;

(k)                                  “Class A Preferred Shares” means the Class A Preferred shares, issuable in series, in the share capital of the Corporation and “Class A Preferred Share” means any one of them;

(l)                                     “Class B Preferred Shares” means the Class B Preferred shares, issuable in series, in the share capital of the Corporation and “Class B Preferred Share” means any one of them;

(m)                               “Common Shares” means the shares of any class of common shares in the share capital of the Corporation and “Common Share” means any one of them;

(n)                                 “Constating Documents” means the articles of incorporation, continuance or amalgamation pursuant to which a corporation was incorporated, continued or amalgamated, as the case may be, together with any amendments thereto or replacements thereof, and the by-laws (if any) of such corporation;

(o)                                 “Control” or “Controls” means, in relation to a corporation:

(i)                                     the right to cast a majority of the votes which may be cast at a general meeting of that corporation; or

(ii)                                  the right to elect or appoint, directly or indirectly, a majority of the directors of that corporation provided, however, that a corporation shall be deemed to be Controlled by either of Gleave or Gleave HoldCo only if Gleave or Gleave HoldCo, as applicable, (i) has the right to cast all of the votes which may be cast at a general meeting of that corporation and (ii) Gleave, Gleave HoldCo or members of Gleave’s immediate family own 100% of the shares in the capital of the corporation.

(p)                                 “Corporation” means OncoGenex Technologies Inc. and includes any successor resulting from any amalgamation, merger, arrangement or other reorganization of or including the Corporation or any continuance under the laws of another jurisdiction;

(q)                                 “Directors” means the persons who are, from time to time, elected or appointed directors of the Corporation and a “Director” means any one of them;

(r)                                    “Environmental Laws” means any applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws, regulations and orders, directives and decisions, approvals of all governmental authorities or administrative or regulatory agency related to environmental, health, occupational safety and product liability matters, in effect from time to time;

(s)                                  “Equity Securities” means:

(i)            Shares or any other security of the Corporation that carries the residual right to participate in the earnings of the Corporation and, on liquidation, dissolution or winding-up, in the assets of the Corporation, whether or not the security carries voting rights;

(ii)           any warrants, options or rights entitling the holders thereof to purchase or acquire any such securities; or

(iii)          any securities issued by the Corporation which are convertible or exchangeable into such securities;

(t)                                    “Founder” means Gleave and Gleave HoldCo;

(u)                                 “Fully Converted Basis” at any time means that all Shares convertible into Common Shares outstanding at that time shall be deemed to have been fully converted, in accordance with the rights, privileges, restrictions and conditions attached thereto, into Common Shares and Common Shares issuable as a result thereof shall be deemed to have been issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares;

(v)                                 “Fully Diluted Basis” at any time means that all options, warrants or other rights of any kind to acquire Common Shares and all securities convertible or exchangeable into Common Shares outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares;

(w)                               “GrowthWorks Group” means

(i)                                     WOF;

(ii)                                  Growth Works Capital Ltd. (“GrowthWorks”);

(iii)                               any investment fund (whether corporation, limited partnership, trust or other entity) to which GrowthWorks or any Affiliate or Associate of GrowthWorks provides management or investment advisory services; or

(iv)                              any Affiliate or an Associate of the foregoing;

(x)                                   “GrowthWorks Shareholders” means the members of the GrowthWorks Group who are parties to this Agreement, and “GrowthWorks Shareholder” means any one of them;

(y)                                 “H.I.G. Horizon Nominee” has the meaning set forth in Section 3.1(a)(iv);

(z)                                   “Incentive Compensation Plan/ESOP” means the employee stock option plan of the Corporation (amended to provide for the grant of options to acquire up to 1,905,557 Common Shares) as amended from time to time ;

(aa)                            “Industry Expert” means an individual who:

(i)                                     is not an employee of the Corporation or a relative thereof;

(ii)                                  is not an employee or direct or indirect shareholder of or consultant to any shareholder of the Corporation (including, without limitation, any Shareholder);

(iii)                               has significant knowledge of the biotechnology industry; and

(iv)                              has a stature such that a reasonable, prudent person would view such individual as being able to benefit the Corporation as a Director.

(bb)                          “Investment Agreement” means the investment agreement dated August 10, 2005 among the Corporation, Ventures West Canada, Ventures West US, H.I.G. Horizon, WOF, BDC and WH;

(cc)                            “Investors” means Ventures West Canada, Ventures West US, H.I.G. Horizon, WOF, BDC, MMC and WH and “Investor” means any one of them;

(dd)                          “Issue Date” means the first date upon which Class B Preferred Shares are issued;

(ee)                            “Liquid Securities” means any securities that are traded on the Toronto Stock Exchange, New York Stock Exchange or quoted on the NASDAQ National Market that are free trading, not subject to any escrow agreement or to any statutory or contractual hold period (the “Acquisition Securities”) and where the aggregate number of the Acquisition Securities to be issued to the holders of Common Shares, calculated on a Fully Diluted Basis, is less than 20% of the aggregate trading volume of the Acquisition Securities on the Toronto Stock Exchange, New York Stock Exchange and/or the NASDAQ National Market for the three month period immediately prior to the issuance of such securities;

(ff)                                “Major Investor Approval” in respect of a matter, means that Major Investors holding not less than 50% of the Class B Preferred Shares held by the Major Investors at the time have approved of the matter in writing;

(gg)                          “Major Investors” means Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF and BDC (or their respective successors or permitted assigns) and “Major Investor” means any one of them, provided that if any of the Major Investors ceases to be a party to this Agreement without successor or assignee then “Major Investors” or “Major Investor” means the remaining parties or party alone;

(hh)                          “Person” means any individual, partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust, trustee, executor, administrator, power of attorney or other legal personal representatives, regulatory body or agency, government or governmental agency, authority or entity howsoever designated or constituted;

(ii)                                  “purchase” includes any purchase, acquisition or other arrangement by which a Person obtains beneficial ownership of a security from another Person, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; and the words “purchased”, “purchasing” and similar words have corresponding meanings;

(jj)                                  “Qualified IPO” means a public offering of Common Shares by the Corporation at an offering price per Common Share of not less than the Acquisition Price, resulting in not less than $25 million United States dollars net proceeds (including treasury and secondary shares) pursuant to:

(i)                                     a final prospectus for which a receipt is issued by one or more of the provincial securities commissions in Canada, or

(ii)                                  a registration statement which has been filed under United States securities laws and is declared effective to enable the sale of Common Shares by the Corporation to members of the public,

(iii)                               which results in the Common Shares being listed and posted for trading on the Toronto Stock Exchange, New York Stock Exchange or quoted on the NASDAQ National Market;

(kk)                            “Qualified Sale” means:

(i)                                     a sale of all of the issued Common Shares, calculated on a Fully Diluted Basis on the closing date for such sale, to a third party for an aggregate price which results in payment to the holders of Common Shares of cash or Liquid Securities in an amount that is not less than the Acquisition Price per Common Share; or

(ii)                                  a sale of all or substantially all of the Corporation’s assets or property for an aggregate price which results in payment to the holders of Common Shares, calculated on a Fully Diluted Basis on the closing date for such sale, of cash or Liquid Securities in an amount that is not less than the Acquisition Price per Common Share;

(ll)                                  “Shareholders” means the Persons who hold securities of the Corporation who have executed this Agreement or who from time to time hold securities of the Corporation and have agreed to become bound by this Agreement (or their respective successors or permitted assigns), and a “Shareholder” means any one of them;

(mm)                      “Shares” means shares of any class in the share capital of the Corporation from time to time;

(nn)                          “Subsidiary” means a subsidiary within the meaning of the Act and “Subsidiaries” means more than one subsidiary;

(oo)                          “Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; and the words “Transferred”, “Transferring” and similar words have corresponding meanings;

(pp)                          “UBC Shareholders Agreement” means the shareholders agreement dated for reference September 24, 2003, as amended August 10, 2005 between the Corporation, the Investors, the Founder, Cormack and the University of British Columbia;

(qq)                          “U.S. Securities Act” means the Securities Act of 1933, as amended, of the United States of America or any similar federal statute, and the rules and regulations of the United States Securities and Exchange Commission (or of any other United States Federal agency then administering the Securities Act of 1933) thereunder, all as the same is in effect from time to time;

(rr)                                Any words or phrases defined elsewhere in this Agreement shall have the particular meaning assigned thereto;

(ss)                            Words (including defined terms) using or importing the singular number include the plural and vice versa and words importing one gender only shall include all genders and words importing persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise;

(tt)                                The headings used in this Agreement are for ease of reference only and shall not affect the meaning or the interpretation of this Agreement;

(uu)                          All references to Article, Section and subsection numbers refer, unless expressly stated otherwise, to the Articles, Sections and subsections in this Agreement having those numbers; and

(vv)                          All accounting terms not defined in this Agreement shall have the meanings generally ascribed to them under the generally accepted accounting principles set forth in the Handbook published by the Canadian Institute of Chartered Accounts (as revised from time to time).

1.2                               Schedules

The schedules attached to this Agreement shall form part of this Agreement.

ARTICLE 2 - SCOPE, EFFECT AND PARTIES

2.1                               Shareholders to Act in Support of Terms

The Shareholders shall at all times promptly:

(a)                                  vote their respective Shares (or if more convenient execute written shareholder consent resolutions provided they are executed by all shareholders of the Corporation); and

(b)                                 take all such steps as may be reasonably within their powers;

so as to cause the Corporation to act in the manner contemplated by this Agreement and so as to fully implement the terms of this Agreement and, to the extent permitted by law, shall cause their respective nominees as Directors to so act.

2.2                               Removal of Directors who fail to Act in accordance with Terms

If a Director refuses to exercise his discretion to vote and act as a Director (other than a Director abstaining from voting as required by law or voting in accordance with the requirements of the Act) so as to fully carry out the terms of this Agreement, then the Shareholders shall, on the request of a Shareholder, promptly convene a meeting of Shareholders pursuant to the Act and vote their respective Shares to remove such Director from the Board and elect a replacement Director in accordance with Section 3.1 who will, to the extent permitted by law, choose to exercise his discretion to vote and act as a Director so as to fully carry out the terms of this Agreement.

2.3                               Directors Consent and Agreement

The Corporation covenants and agrees that it will cause all Directors, and any Person who becomes a Director from time to time, to execute and deliver a Consent and Agreement in the form attached hereto as Schedule C.

2.4                               Indemnity for Directors and Others

The Corporation covenants and agrees that it will enter into indemnity agreements with its Directors from time to time in the form attached hereto as Schedule D.

2.5                               Terms to Prevail over Constating Documents

In the event of any conflict between the provisions of this Agreement and the Corporation’s Constating Documents or any agreement to which the Corporation or a Shareholder is or becomes a party, the provisions of this Agreement shall prevail and govern to the extent permitted by law.  The Shareholders shall promptly procure all necessary proceedings and vote their respective Shares so as to cause the Corporation’s Constating Documents to be amended in order to resolve such conflict in favour of the provisions of this Agreement.

2.6                               Ceasing to be a Party

Except as otherwise specifically provided herein, if a Person who was a Shareholder no longer holds any Equity Securities and is owed no monies by the Corporation or any of its Subsidiaries, then from that point forward that Person shall be deemed to no longer be a party to this Agreement; provided however that where such Person disposed of his Equity Securities in compliance with the provisions of this Agreement he shall be entitled to the benefit of and be bound by the rights and obligations set forth in this Agreement in respect of matters occurring prior to such disposition.

2.7                               Shareholder Representations & Warranties

Each Shareholder hereby represents and warrants to each other Shareholder and the Corporation that the Shareholder:

(a)                                  is the registered and beneficial owner of the Shares shown beside the Shareholder’s name in Schedule A (or on the instrument under which the Shareholder became party to this Agreement) free and clear of any mortgage, lien or encumbrance or security interest, and except as disclosed in the Investment Agreement or as provided in this Agreement, the Shareholder is not subject to any agreement under which any mortgage, encumbrance, lien or security interest may be created upon any of the Shareholder’s Shares;

(b)                                 is not in a relationship in respect of which an event described in Section 56(1) of the Family Relations Act (British Columbia), or in any similar provision of any applicable legislation, has occurred;

(c)                                  is not in a any way subject or party to any unsatisfied judgments, consent decrees, injunctions, litigation, proceedings, actions or claims (and to the best of the knowledge of the Shareholder no such matters are pending or threatened against the Shareholder) which could result in a judgment against the Shareholder leading to the impairment or loss of the Shareholder’s title to the Shares;

(d)                                 is not violating, contravening, breaching, or creating a default under any law, statute, regulation, order, judgment, or decree applicable to the Shareholder by becoming party to this Agreement or performing the provisions hereof; and

(e)                                  if the Shareholder is not an individual, is duly created and is validly existing under the laws of its jurisdiction of creation and has the legal power and capacity to own its assets and enter into and perform its obligations pursuant to this Agreement.

2.8                               Covenant of Gleave

Gleave hereby covenants and agrees that:

(a)                                  while Gleave HoldCo holds any Equity Securities, Gleave HoldCo shall not enter into any transaction that would directly or indirectly in any manner circumvent or avoid the provisions of this Agreement and, further, that Gleave shall maintain voting control at all times over all Shares held by Gleave HoldCo as of the date hereof and that Gleave and members of Gleave’s immediate family shall remain at all times the only holders of shares in the capital of Gleave HoldCo; and

(b)                                 in the event that the Board proposes to create or issue any additional Shares in connection with a financing of the Corporation that has received Board approval and Major Investor Approval (a “Financing”) and if the completion of the Financing will require changes to the Corporation’s articles, Gleave and Gleave HoldCo shall vote all Shares held by them at the relevant time in favour of all resolutions with respect to the changes and Financing (and shall withdraw any and all notices of dissent and notices demanding payment for the fair value of their Shares under the dissent rights of the Act) and shall execute and deliver to the Corporation any document or instrument necessary or, in the opinion of the Corporation or its solicitors, desirable in order for the Corporation and the shareholders to give effect to the changes and Financing .

2.9                               Power of Attorney

Upon a Triggering Event (as defined in Section 7.2(b)), each Shareholder shall be deemed to have hereby irrevocably nominated, constituted and appointed the Chief Executive Officer of the Corporation from time to time as the Shareholder’s true and lawful attorney and agent with full power and authority to act on the Shareholder’s behalf in the Shareholder’s name, place and stead, to execute, ratify, swear to, acknowledge, deliver and file all instruments, elections, deeds, agreements and documents to further effect the rights and obligations of such Shareholder under this Agreement.  The foregoing power of attorney is hereby declared by each such Shareholder to be an enduring irrevocable power coupled with an interest, and it shall survive the death, disability or bankruptcy of the Shareholder or any Transfer by the Shareholder and extends to the heirs, executors, administrators and other legal representatives and successors and assigns of the Shareholder.  Each such Shareholder agrees to be bound by any action taken by the Chief

Executive Officer pursuant to this power of attorney and hereby waives any and all defences which may be available to contest, negate or disaffirm the action of the Chief Executive Officer taken in good faith under this power of attorney.  In accordance with the Representation Agreement Act (British Columbia), each such Shareholder declares that this power of attorney may be exercised during any legal incapacity or infirmity, or mental incompetence of the Shareholder.

ARTICLE 3 - CONDUCT OF THE AFFAIRS OF THE COMPANY

3.1                               Composition of the Board of Directors

(a)                                  As soon as practicable following execution of this Agreement, and subject to Section 3.1(b), the Board shall have seven Directors, which shall be composed as follows:

(i)                                     the CEO of the Corporation from time to time;

(ii)                                  at any time during which the Founder owns 6.5% or more of the Common Shares on a Fully Diluted Basis, one nominee selected by the Founder (the “Founder Nominee”);

(iii)                               at any time during which Ventures West Canada and Ventures West U.S. own, in the aggregate, 7.5% or more of the Common Shares on a Fully Diluted Basis, one nominee selected by agreement between Ventures West Canada and Ventures West U.S. (the “Ventures West Nominee”);

(iv)                              at any time during which H.I.G. Horizon owns 7.5% or more of the Common Shares on a Fully Diluted Basis, one nominee selected by H.I.G. Horizon (the “H.I.G. Horizon Nominee”);

(v)                                 at any time during which Ventures West Canada and Ventures West U.S. (collectively “Ventures West”) and H.I.G. Horizon own, in the aggregate, 15% or more of the Common Shares on a Fully Diluted Basis, one Industry Expert selected by agreement between Ventures West and H.I.G. Horizon (the “Class B Nominee”) , provided that if at any time only one of Ventures West or H.I.G. Horizon owns, in aggregate at least 7.5% of the Common Shares on a Fully Diluted Basis, then that party alone shall be entitled to select the Class B Nominee;

(vi)                              at any time during which BDC and MMC own, in the aggregate, 7.5% or more of the Common Shares on a Fully Diluted Basis, one Industry Expert selected by agreement between BDC and MMC (the “Class A Nominee”); and

(vii)                           one Industry Expert selected by a majority of the then current Board (the “Board Nominee”).

(b)                                 Upon execution of this Agreement, the Board will be constituted as follows:

Name of Director:

Scott Cormack	CEO

Martin Gleave	Founder Nominee

Nancy Harrison	Ventures West Nominee

Aaron Davidson	H.I.G. Horizon Nominee

James Shepard	Board Nominee

Neil Clendeninn	Class A Nominee

As soon as is reasonably possible after the date of this Agreement, the Directors shall appoint the Class B Nominee.

If a Director ceases to be a Director for any reason, the vacancy on the Board shall promptly be filled in a manner which ensures that the Board composition set out above is maintained.

Compensation of independent Directors shall be determined by the Board (determined by majority vote of the Directors present at the meeting such compensation is considered, or by a written resolution signed by all Directors); however all Directors shall be reimbursed for all reasonable out of pocket expenses to attend Board or committee meetings including travel expenses.

3.2                               Observers

The following observers (each an “Observer”) will have the right to receive notice of all meetings of the Board (and meetings of the board of any of the Corporation’s Subsidiaries) and the right to speak thereat and will receive all information and material presented to the Board as would a director, but will not have a vote, all provided that each Observer must sign the form of non-disclosure agreement attached as Schedule B hereto:

(a)                                  one Observer selected by agreement between the GrowthWorks Shareholders, at any time during which the GrowthWorks Shareholders own, in the aggregate, 5% or more of the Common Shares on a Fully Diluted Basis; and

(b)                                 one Observer selected by BDC, at any time during which BDC owns 5% or more of the Common Shares on a Fully Diluted Basis.

3.3                               Meetings of the Board of Directors

For the two complete fiscal years following the date of this Agreement, the Board shall meet at least four times each fiscal year.  Meetings of the Directors shall be in Vancouver or such other place as the Directors may determine from time to time.  Unless otherwise waived in writing by all of the Directors, the Corporation shall give at least 5 Business Days advance written notice to Directors of all meetings together with an agenda of items to be discussed together with a brief description of each item.  Directors may participate in any meeting by telephone conference call or in any manner by which all participants in the meeting can hear one another, and any Director so participating shall be considered to be present for the purposes of quorum and voting at such meeting provided that each Director shall use his or her best efforts to attend in person at least three-quarters of Board meetings per fiscal year.  The Corporation shall provide each Director with copies of the minutes of each meeting within 30 days of each such meeting.

3.4                               Quorum for Board Meetings

A quorum for the transaction of business at any meeting of the Board shall be a majority of Directors which must include either (a) the CEO or (b) the Founder’s Nominee and either (a) the Ventures West Nominee or (b) H.I.G. Horizon Nominee.  If a quorum is not present at the commencement of a Board meeting, then the Directors present may not transact any business and such Directors shall be deemed to have adjourned such meeting to the same time and place on the day which is 5 Business Days after the date of the original meeting.  If a quorum is not present at such adjourned meeting, then provided that a majority of Directors are present, they shall be deemed to be a quorum and may transact all business which a full quorum might have transacted with respect to the items set forth in the notice (or accompanying documentation) provided to the Directors in connection with the originally scheduled meeting of the Board.

3.5                               Audit Committee

From and after the reference date of this Agreement, the Board shall constitute an audit committee (the “Audit Committee”) composed of 3 members, all of whom shall be non-management Directors and one of whom is appointed by agreement between Ventures West Canada and Ventures West U.S.  Subject to the foregoing, the members of the Audit Committee shall be selected by a simple majority vote of the Board.  The Audit Committee must approve all audited financial statements of the Corporation and its Subsidiaries.  The Board must also approve such statements.

3.6                               Compensation Committee

From and after the reference date of this Agreement, the Board shall constitute a compensation committee (the “Compensation Committee”) composed of at least 3 members, all of whom shall be non-management Directors and one of whom is appointed by Ventures West and one of whom is appointed by H.I.G. Horizon.  Subject to the foregoing, the members of such committee shall be selected by a simple majority vote of the Board.  Recommendations to the Board with respect to the compensation of the directors and officers of the Corporation and its Subsidiaries will be within the mandate of the Compensation Committee.

3.7                               Board and Committee Mandates

The Board shall, within two board meetings after the date of this Agreement, adopt a mandate for each of the Audit Committee and the Compensation Committee.

3.8                               Specific Major Matters Requiring Board Approval

The Corporation shall only undertake or proceed with any of the following matters (if such matters are not contemplated in an annual operating or capital budget approved by the Board after the date of this Agreement) with the prior approval of the Board:

(a)                                  allot or issue any Equity Securities or purchase, redeem or acquire any securities of the Corporation or make a declaration or payment of dividends on any shares of the Corporation unless:

(i)                                     required under the rights, privileges, restrictions or conditions attached to Shares; or

(ii)                                  pursuant to pre-existing rights or securities as disclosed in reference s.3.1(o) on Schedule 3.1 to the Investment Agreement;

(b)                                 increase or decrease the authorized capital of the Corporation, alter the share capital of the Corporation or alter the articles or by-laws of the Corporation;

(c)                                  enter into or amend any shareholders agreement other than this Agreement and the UBC Shareholders Agreement or amend the Corporation’s stock option plan, including without limitation, any amendment increasing the number of shares available under the Corporation’s stock option plan;

(d)                                 complete a Qualified IPO or otherwise allow any of the shares or securities of the Corporation to be qualified for distribution to the public or listed for trading on a recognized securities exchange;

(e)                                  amalgamate, consolidate or merge or enter into an agreement to amalgamate, consolidate or merge the Corporation or its Subsidiaries with any Person, continue the Corporation under the laws of another jurisdiction, enter into any agreement for a Control Sale, Control Purchase or Qualified Sale or for the sale of all or substantially all of its assets or enter into any joint venture or partnership with any Person;

(f)                                    enter into or amend any material agreement, contract or commitment regarding the sale, disposition, or licensing of any intellectual property of the Corporation other than in the normal course of business, or enter into any licenses regarding the intellectual property of the Corporation which exceeds an annual cash commitment of $500,000 per fiscal year;

(g)                                 permit the Transfer of Shares except as provided in this Agreement;

(h)                                 loan any money to, provide a guarantee of, or assume liability for the debts or obligations of any other Person or repay any shareholder loans or borrow any money, except purchase money mortgages, operating lines of credit and any debt incurred in connection with capital expenditures approved by the Board;

(i)                                     materially change the nature of the Corporation’s business or undertake or proceed with any transaction outside the ordinary course of the business of the Corporation or with non-arm’s length Persons;

(j)                                     make an assignment for the benefit of any of the Corporation’s creditors generally or institute proceedings for the winding-up, liquidation, reorganization or dissolution of the Corporation;

(k)                                  incorporate, purchase, acquire, fund, sell or dispose of any Subsidiary, whether wholly or partially owned by the Corporation or enter into any agreement, whether in participation with others or otherwise, to acquire the shares, assets or business of any other Person;

(l)                                     adopt annual operating and capital budgets, plus quarterly budget plan updates or make any expenditures or leasing commitments exceeding $25,000 per item or $100,000 (in aggregate) which are not included as line items in the Corporation’s budget for that year previously approved by the Board;

(m)                               enter into any agreements with employees, consultants or officers having payments by the Corporation in excess of $125,000 per annum or amend any of the foregoing agreements;

(n)                                 make a proposal to the Corporation’s shareholders to change the Corporation’s auditors or significantly change the Corporation’s accounting practices; or

(o)                                 incur any substantial expenditures exceeding $25,000 in aggregate in a fiscal year until the Board has approved an annual operating and capital expenditure budget for that fiscal year.

The Corporation’s annual operating budget (including quarterly forecast updates) shall be subject to approval by the majority of Directors.

3.9                               Board Approval of Major Matters undertaken by Subsidiaries

The Corporation shall ensure that any of its Subsidiaries only undertake or proceed with the kind of transactions referred to in Section 3.8 (as adjusted to relate to similar actions of such Subsidiary) with the prior approval of the Board.

3.10                        Incentive Compensation Plan/ESOP

Without the prior approval of the Board, the Corporation covenants and agrees that it shall not grant any stock options pursuant to the Incentive Compensation Plan/ESOP that would cause the aggregate of:

(a)                                  all Common Shares issued after the date of this Agreement pursuant to the exercise of stock options granted under the Incentive Compensation Plan/ESOP; and

(b)                                 all Common Shares issuable on the exercise of stock options granted under the Incentive Compensation Plan/ESOP to exceed 1,905,557  Common Shares.

3.11                        Specific Major Matters also Requiring Major Investors’ Approval

Subject to the rights, privileges, restrictions and conditions of any Shares pursuant to the Corporation’s Constating Documents, the Corporation and its Subsidiaries shall only undertake or proceed with the matters set out in Sections 3.8(a) through (f), 3.8(h) through (k) and 3.10 with prior Major Investor Approval.  Notwithstanding the foregoing, allotments or issuances of

Equity Securities that are permitted non pro-rata offerings pursuant to Section 6.3 and Transfers by the Founder in accordance with Section 7.14 need not receive such prior Major Investor Approval.

3.12                        Preserving Proprietary Rights/Confidentiality

The Corporation covenants and agrees that it will cause all:

(a)                                  Proprietary Rights - employees of the Corporation and its Subsidiaries and all consultants engaged by the Corporation or its Subsidiaries to assign to the Corporation and waive all rights to: any and all patents, trademarks, copyrights, inventions and other intellectual property arising out of the work of such employees or consultants or arising out of the use of funds, materials or facilities of the Corporation or its Subsidiaries;

(b)                                 Confidentiality - employees of the Corporation and its Subsidiaries and all consultants engaged by the Corporation or its Subsidiaries having confidential knowledge of the intellectual property of the Corporation or its Subsidiaries to sign appropriate confidentiality agreements with the Corporation;

(c)                                  Non-Competition - Persons who become employees of, or consultants to, the Corporation and its Subsidiaries after the date of this Agreement to represent and warrant to the Corporation that such employee or consultant, as the case may be, is not subject to any contractual or other restriction or obligation which currently or in the future may in any way limit the Person’s activities on behalf of the Corporation; and

(d)                                 Personal Information - Persons who become employees of, or consultants to, the Corporation and its Subsidiaries after the date of this Agreement to consent to the disclosure of their personal information, as may be necessary by the Corporation in the normal course of the Corporation’s business, pursuant to the requirements of federal and/or provincial legislation that addresses the protection of individuals’ personal information;

using forms of agreements approved by Major Investor Approval.

3.13                        Shareholders’ Meetings

The Corporation shall provide each Shareholder with notice of all general meetings of the shareholders of the Corporation in accordance with the Act.  If requested in writing by Major Investor Approval, the Corporation shall as soon as possible under the Act call, give proper notice of, and hold a general meeting of the shareholders of the Corporation to consider the items of business specified in such written request.  Each Shareholder may from time to time designate up to three individuals who are employees of or counsel to the Shareholders to attend at meetings of the shareholders of the Corporation and those individuals shall be permitted to attend meetings of the shareholders of the Corporation.  The Corporation shall provide each Shareholder with a copy of the minutes of each meeting of shareholders of the Corporation within 60 days thereof.

3.14                        Deposit of Proxies

A Shareholder may deposit a proxy and the power of attorney, appointment of authorized representative or other authority, if any, under which it is signed at any time before the proper commencement of the shareholders meeting to which the proxy relates and any such proxy may be so deposited with the Chairperson of such meeting.  A proxy deposited in accordance with this Section shall be accepted as valid.

ARTICLE 4 - INFORMATION

4.1                               Reporting Requirements

The Corporation shall provide to each Investor:

(a)                                  Quarterly Financial Statements - within 30 days of the end of each fiscal quarter, comprehensive financial statements prepared by the Corporation in accordance with GAAP (including actual and projected cash flows for the most recent quarter and a rolling six month cash flow forecast) with management’s analysis of the results and comments on variances from budget and a summary President’s report with a more detailed description of the general affairs of the Corporation;

(b)                                 Annual Budget - at least 30 days before the beginning of each fiscal year, a business plan containing financial projections and 12 month pro forma cash flow calculations;

(c)                                  Financial Statements - within 90 days of the end of each fiscal year, annual audited consolidated financial statements for the Corporation (including its balance sheet and its statements of earnings, retained earnings and changes in financial position);

(d)                                 Board Materials - at least 3 Business Days prior to each Board meeting, a complete package of all materials provided to the Directors for such meeting;

(e)                                  Progress Reports - any other progress reports as are provided to Directors and the Corporation’s shareholders;

(f)                                    Statutory Compliance Certificate - within 30 days of the end of each quarter, a certificate signed by the CEO of the Corporation stating that the:

(i)                                     the Corporation has deducted, paid and remitted (as the case may be) to the proper authorities all taxes, premiums, contributions and payments required to be deducted at source, paid and/or remitted under the Income Tax Act (Canada), Excise Tax Act (Canada), Canada Pension Plan, Employment Insurance Act (Canada), Income Tax Act (British Columbia), Workers Compensation Act (British Columbia), Social Services Tax Act (British Columbia) or applicable regulations thereto; and

(ii)                                  each of the Corporation and Subsidiaries is in compliance with all applicable Environmental Laws;

(g)                                 Litigation - promptly after the Corporation becomes aware of same, a summary of any substantial litigation (pending, threatened or otherwise) or other proceedings against the Corporation or any of its Subsidiaries before any court, tribunal or administrative agency;

(h)                                 Material Adverse Effect - within five (5) days after the Corporation becomes aware of same, of any default, breach, acceleration, modification, cancellation of any agreement, arrangement or other transaction or matter that may result in a material adverse effect to the Corporation or its Subsidiaries; and

(i)                                     Merger etc. - promptly after the Corporation becomes aware of same, the intention to effect a change of control, sale of substantial assets, reorganization, amalgamation, consolidation, merger or an agreement to amalgamate, consolidate or merge the Corporation or its Subsidiaries with any Person.

The financial reports to be provided above, shall conform to Canadian generally accepted accounting principles and include the Corporation’s Subsidiaries.

4.2                               CEO Update

The Corporation’s CEO shall prepare and provide written quarterly updates to the Board.

4.3                               Additional Information

Each Major Investor shall have the right to request such additional information concerning the affairs of the Corporation and its Subsidiaries as the Shareholder reasonably considers necessary in order to understand and assess the affairs of the Corporation and its Subsidiaries, and the Corporation shall in response to each such request provide or cause to be provided to the Shareholder as promptly as possible the additional information reasonably requested.

4.4                               Right to Visit Premises

The Corporation shall permit representatives of a Major Investor to from time to time, upon reasonable notice and at any reasonable time, visit the business premises of the Corporation and to observe the operations of the Corporation.  The Corporation shall ensure that its Subsidiaries give representatives of the Major Investors similar access rights.

4.5                               Confidential Information

Each of the Investors acknowledge that the Corporation has “Confidential Information” concerning the Business and the Corporation.  Each of the Investors covenants and agrees during the term of this Agreement and for a period of two years thereafter to safeguard such “Confidential Information” to the same extent as if it was confidential information pertaining to the Investor and not disclose such confidential information to any person provided however, that each Investor shall be entitled, from time to time, to disclose (i) the details of its investment in the Corporation in continuous disclosure documents, promotional literature and to prospective purchasers, shareholders, Affiliates and Associates and (ii) such information as is reasonably and customarily required to be disclosed, on a confidential basis, to the Investor’s managers, investors, directors, officers, employees, advisors, consultants, lawyers, accountants, other professional advisors, and other stakeholders of the Investor.

For the purposes of this Section, “Confidential Information” means information of a confidential nature, including without limitation all information disclosed to an Investor pursuant to this Agreement, that the Corporation furnishes to an Investor in writing or orally, but excludes any information that:

(a)                                  is generally known;

(b)                                 becomes part of the public domain through no act or omission of the Investor;

(c)                                  is developed independently by an Investor;

(d)                                 is furnished to an Investor by a third party on a non-confidential basis;

(e)                                  is required to be disclosed by an Investor by law; or

(f)                                    is disclosed with the Corporation’s consent.

ARTICLE 5 - INSURANCE POLICIES

5.1                               Key Person Insurance

The Corporation shall use reasonable efforts to maintain suitable key person life and disability insurance policies in the amount of at least $1,000,000 or greater on Gleave and the CEO, and, from time to time, other key employees as determined by the Board.  In each case, all loss and benefits shall be payable to the Corporation.

The Corporation shall pay all applicable premiums thereunder; provided that each policy can be obtained on reasonable commercial terms as determined by the Board.  Each of Gleave, the CEO and other insured persons, if any, shall ensure that he does whatever is reasonably necessary to enable the Corporation to maintain such insurance, including attending for physical examinations, executing such consents, directions and instruments and answering such questions as may be necessary to maintain such insurance or to increase the benefits payable under such insurance.

5.2                               Director’s and Officers Liability Insurance

The Corporation shall obtain and maintain directors’ and officers’ liability insurance for the Directors and senior officers of the Corporation with coverage comparable to that available to companies of a similar size and stage of development as the Corporation, on reasonable commercial terms as determined by the Board but which in any event shall provide coverage of at least CDN $3,000,000.

5.3                               Other Insurance

The Corporation shall maintain and, and shall ensure that its Subsidiaries maintain, property and casualty insurance policies with sufficient coverage to allow replacement of any of their respective insurable properties that might be damaged or destroyed, insurance policies for comprehensive general liability insurance (including bodily injury, death and property damage)

for amounts which meet commercially reasonable standards and clinical trial insurance policies for amounts which meet commercially reasonable standards.

5.4                               Limitation on Encumbrances

The Corporation shall not grant a security interest in, borrow on the security of, hypothecate, assign or dispose of any of the insurance policies referred to in this Article or any part thereof except to the extent that such policies are charged or encumbered from time to time by security instruments granted by the Corporation in good faith to its lenders for genuine corporate borrowing purposes approved by the Board.

ARTICLE 6 - ISSUE OF ADDITIONAL EQUITY SECURITIES

6.1                               Treasury Share Offerings

Except as otherwise agreed to by the parties hereto, each offering by the Corporation of additional Equity Securities shall be made in accordance with this Article.

6.2                               Pro-Rata Pre-emptive Right

Subject to Section 6.3, each time the Corporation proposes to allot, issue, sell or resell any Equity Securities, the Corporation shall first offer (the “Treasury Offer”) the Equity Securities to the Major Investors, WH, Cormack and the Founder (collectively the “Treasury Offerees” and individually a “Treasury Offeree”) on the following basis:

(a)                                  Pro Rata Portions - The number of Equity Securities a particular Treasury Offeree shall be offered and may purchase shall be determined by the following formula:

Number of Common Shares held
Number of		by the Treasury Offeree on a
Equity Securities		Fully Converted Basis immediately		Total Number of
which the	=	prior to the Treasury Offer	X	Equity Securities
Treasury Offeree		Number of Common Shares held		being offered;
shall be offered		by all Treasury Offerees on a Fully
and may purchase		Converted Basis immediately prior
to the Treasury Offer

(b)                                 Notice of Offer - Each Treasury Offer shall be made by written notice to the Treasury Offerees specifying:

(i)                                     the total number and class of Equity Securities offered;

(ii)                                  the Treasury Offeree’s pro rata portion thereof as determined by the formula in (a) above;

(iii)                               the price at which the Equity Securities are being offered;

(iv)                              any other terms and conditions applicable to the offer not set out in this Section 6.2;

(v)                                 that Treasury Offerees shall have 21 days (the “Initial Acceptance Period”) following receipt of the notice to accept the Treasury Offer (provided that if such written notice is mailed by first class mail to the address for the Treasury Offeree shown on the Corporation’s register of shareholders, that Treasury Offeree will be deemed to have received the notice 3 days thereafter);

(c)                                  Acceptance - Acceptance of a Treasury Offer shall be made by notice in writing to the Corporation within the Initial Acceptance Period specifying the number of Equity Securities up to the pro rata number determined above the Treasury Offeree wishes to purchase.  The Treasury Offeree may also specify in such notice an additional number of the Equity Securities (“Specified Additional Amounts”) offered for sale that the Treasury Offeree is prepared to purchase if any of the other Treasury Offerees fails to fully accept their offered portion of the Treasury Offer.  If a Treasury Offeree does not accept the Treasury Offer before expiration of the Initial Acceptance Period, then such Treasury Offeree shall be deemed to have refused the Treasury Offer.  Additionally, if all Treasury Offerees notify the Corporation in writing that they accept or decline the Treasury Offer before the end of the Initial Acceptance Period, then the Initial Acceptance Period shall be deemed to have ended on the date the last such notice is received by the Corporation;

(d)                                 Remaining Equity Securities - In the event that some Treasury Offerees do not fully accept their offered portion of the Equity Securities within the Initial Acceptance Period, the unaccepted remaining portion of the Equity Securities (the “Remaining Amount”) shall be divided, within 7 days of the end of the Initial Acceptance Period, among such of the Treasury Offerees as have in their notice of acceptance of the Treasury Offer indicated a preparedness to purchase Specified Additional Amounts (collectively the “Second Round Offerees” and individually a “Second Round Offeree”) as follows:

(i)                                     in such manner as may be agreed among the Second Round Offerees; and

(ii)                                  failing such agreement, the Remaining Amount shall be divided pro rata among the Second Round Offerees in accordance with their respective holdings of Common Shares on a Fully Converted Basis in successive rounds if necessary to fully divide such Remaining Amount, provided that no Second Round Offeree shall be required to accept more than his Specified Additional Amount;

(e)                                  Sale to Third Party - The Corporation shall be entitled to allot, issue or sell the balance of any of the offered Equity Securities which are not purchased by the Treasury Offerees upon completion of the above process to any Person(s), other than a Treasury Offeree who did not accept the Treasury Offer, provided that such allotment, issuance or sale:

(i)                                     shall not be effected at a price which is less than the price or on terms and conditions which are more favourable (from the purchaser’s perspective) than those set forth in the written notice to the Treasury Offerees concerning the Treasury Offer; and

(ii)                                  shall be effected within a three month period following the expiration of the Initial Acceptance Period, after which period has expired, the Corporation shall comply with this Article 6 before offering Equity Securities to any Person.

6.3                               Permitted Non-Pro rata Offerings

Subject to Sections 3.8 and 3.10 and the rights, privileges and restrictions attaching to any Shares, the Corporation may directly allot, issue or sell Equity Securities without complying with Section 6.2 in the following circumstances:

(a)                                  ESOP or Employment/Consultant Contract - the securities are being issued pursuant to a duly approved grant or exercise of options under the Incentive Compensation Plan/ESOP or to Directors and officers of the Corporation or pursuant to a duly approved employment or consultant contract;

(b)                                 Subdivision etc. - the Shares are being issued pursuant to a duly approved subdivision, amalgamation, reorganization, or dividend payable in Shares;

(c)                                  Conversion etc. - the Shares are being issued in accordance with the rights, privileges, restrictions and conditions attached to Shares;

(d)                                 Existing Options etc. - the securities are being issued pursuant to the options, warrants or other rights disclosed in Section 3.1(o) or Schedule 3.1 to the Investment Agreement;

(e)                                  Acquisitions - the Shares are being allotted or issued pursuant to an Acquisition;

(f)                                    Strategic Alliances - the Shares are being allotted or issued pursuant to strategic alliances approved by Major Investor Approval; or

(g)                                 Investment Agreement – the Shares are being issued to the additional investors as agreed to in Section 2.4 of the Investment Agreement which such Shares each of the Investors, including the Major Investors, hereby designates as an “Excluded Issuance” for the purposes of Part 3,4, 6 and 7 of the Corporation’s Constating Documents and consents to such issuance pursuant to Sections 6.14 and 7.14 of the Constating Documents.

6.4                               Waiver of Rights

Notwithstanding any other provision of this Article 6, any Shareholder may waive his rights with respect to any particular offer or right given under, or any provision contained in, Article 6 by notice in writing to the Corporation.

ARTICLE 7 - SHARE TRANSFERS

7.1                               Transfers Restricted

Except as permitted by the terms of this Agreement a Shareholder shall not, directly or indirectly, Transfer any Equity Securities (including but not restricted to any disposition by agreement, option, right or privilege capable of becoming an agreement or option).

7.2                               Permitted Transfers and Mandatory Sales

(a)                                  Permitted Transfers - Sections 7.1, 7.3 and 7.6 do not apply to the following Transfers of Equity Securities:

(i)                                  Sale to a Controlled Corporation - A Shareholder may from time to time Transfer all or any part of his Equity Securities to a corporation which is under the Control of the Shareholder provided that such corporation agrees as a condition of the Transfer to Transfer back such Equity Securities to such Shareholder in the event that such corporation ceases to be under control of such Shareholder.  Notwithstanding Section 2.6, any such Transfer shall not release the transferor from his obligations hereunder.

(ii)                              Family, RSP Sales - A Shareholder may from time to time Transfer all or any part of his Equity Securities to:

A.                                   a trust for the benefit of the Shareholder or his or her immediate family;

B.                                     a registered retirement savings plan of the Shareholder or his or her spouse;

C.                                     notwithstanding Section 2.6, any such Transfer shall not release the transferor from his obligations hereunder; and

D.                                    provided that if such transferee (both legal and beneficial transferees in the case of a trust) is required to become a party to this Agreement, such transferees (if more than one) shall designate the Shareholder to represent all of the transferees and such representative will remain a party to and bound by this Agreement for and on behalf of such transferees and the Shareholder shall be deemed to be the legal and beneficial owner of such Transferred Equity Securities for the purposes of this Agreement.

(iii)                          Death - Subject to Section 7.15, upon the death of a Shareholder, that Shareholder’s Equity Securities may be Transferred in accordance with a probated will of the deceased or by operation of laws for the administration of estates upon intestacy, provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement.

(iv)                            Investor Exemptions - Any Investor may Transfer the whole or any part of its Equity Securities:

A.                                   if it is required by law to do so;

B.                                     if it resolves to Transfer all or substantially all of its assets or if the Transfer is part of a portfolio sale of its assets;

C.                                     to any Person, where the Transfer is in connection with a reorganization of the Investor;

D.                                    if the Transfer is to any manager, general partner, Affiliate or Associate of the Investor or Affiliate or Associate of such manager or general partner;

E.                                      to any corporation or other form of entity whose senior officers are, or which is managed by a corporate manager whose senior officers are, common officers of the Investor, the Investor’s manager or the Investor’s general partner, as the case may be, as at the date of the Transfer;

F.                                      to any limited partnership the general partner of which is Controlled, directly or indirectly, by the Investor, the manager or general partner of the Investor, or an Affiliate or Associate of the Investor, or its manager or general partner as at the date of the Transfer;

G.                                     to any Persons who are bona fide investors (including limited partners, the general partner or fund manager, as the case may be) in the Investor who are entitled to participate in a distribution of the assets of the Investor upon winding-up, liquidation or dissolution where the Equity Securities are distributed to them on such occurrence; provided that if such investors are required to become parties to this Agreement, such investors (if more than one) shall designate one person to represent all such investors and such representative will become party to and bound by this Agreement for and on behalf of such investors and the representative shall be deemed to be the legal and beneficial owner of such Transferred Equity Securities for the purposes of this Agreement;

H.                                    in respect of Ventures West Canada and Ventures West U.S., without limiting any of the foregoing, to (i) any limited partner of Ventures West Canada or Ventures West U.S., (ii) Ventures West Capital Ltd., any Subsidiary thereof, or any corporation whose senior officers are common officers of Ventures West Capital Ltd., or (iii) any fund managed by Ventures West Capital Ltd. or any Subsidiary thereof; or

I.                                         in respect of a GrowthWorks Shareholder, without limiting any of the foregoing, to any member of the GrowthWorks Group provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement.

(v)                                Co-Sales and Piggyback Sales - A Transfer of Equity Securities pursuant to the rights provided to the Investors, Cormack and the Founder in Sections 7.4, 7.5 and 7.6, as applicable.

(vi)                            Redemptions, Retractions etc - Any Transfer of Shares made in a accordance with the rights, privileges, restrictions and conditions attached to Shares or a Transfer of Equity Securities under a repurchase of Equity Securities by the Corporation itself.

(vii)                        Drag Along - Any Transfer of Equity Securities made in accordance Section 7.13.

(viii)       Investment Agreement - Deleted.

(ix)         Founder – Any transfer of Common Shares permitted by Section 7.14.

(b)           Mandatory Sales

(i)            For the purposes of this Section 7.2(b), the happening of any of the following events shall be deemed to be a “Triggering Event”:

A.            If any Shareholder makes a voluntary or involuntary assignment for the benefit of its creditors, enters into any composition or arrangement with its creditors, has a receiver or liquidator appointed with respect to its business or assets, commences or is the subject of any proceedings under any bankruptcy, insolvency or other law for the protection of creditors or relief debtors, or ceases to carry on business in the ordinary course; or

B.            If any Shareholder becomes subject to any order under the Family Law Act (British Columbia) or any successor legislation thereto or under the equivalent laws of any jurisdiction requiring the Shareholder’s Shares to be transferred, charged, encumbered, attached, seized or sold;

(ii)           Unless the provisions of Section 7.3 hereof have been validly commenced, in which event that Section shall take precedence, if any Shareholder (the “Selling Shareholder”) causes or suffers any Triggering Event, then upon the occurrence of the Triggering Event, the Selling Shareholder and, where applicable, the Selling Shareholder’s spouse, trust, personal representative, executor, administrator, trustee, power of attorney or the like, as the case may be, (the “Selling Shareholder’s Representative”), shall be required to sell and the remaining Shareholders (the “Remaining Shareholders”) shall have the option, exercisable at any time within three months following the Corporation becoming aware of the Triggering Event to purchase all, but not less than all, of the Selling Shareholder’s and the Selling Shareholder’s Representative’s Shares (the “Available Shares”).

(iii)          if only one Remaining Shareholder wishes to purchase the Available Shares, the Remaining Shareholder may purchase all, but not less than all, of the Available Shares. If more than one of the Remaining Shareholders wishes to purchase the Available Shares, they shall purchase all, but not less than all of the Available Shares in their pro rata portions as determined by the following formula or in such other proportion as they may agree:

Portion of Available Shares a Remaining Shareholder may purchase	=	Number of Shares on a Fully Diluted Basis Held by the Remaining Shareholder	X	Available Shares
Total number of Shares held by all Remaining Shareholders on a Fully Diluted Basis

(iv)          if the Remaining Shareholders do not purchase all of the Available Shares, then:

A.            in the case of a Triggering Event described in paragraph 7.2(b)(i)A, the Corporation shall, within six (6) months after becoming aware of the Triggering Event, purchase for cancellation all but not less than all of the Available Shares; and

B.            in the case of a Triggering Event described in paragraph 7.2(b)(i)B hereof, the Corporation may at its sole option, such option exercisable at any time within six (6) months after becoming aware of the Triggering Event, purchase all but not less than all of the Available Shares.

(v)           if the Corporation does not purchase all of the Available Shares, the Selling Shareholder and the Selling Shareholder’s Representative, together, may offer the Available Shares to a third party pursuant to the provisions of Section 7.3(e) hereof.

(vi)          In the event of a Triggering Event, the selling price (the “Selling Price”) of the Available Shares shall be determined in accordance with the following procedure:

A.            the Selling Price shall be based on the valuation of the Corporation established in the most recent equity financing provided:

(1)           the equity financing was completed in the immediately preceding three (3) month period, and

(2)           such equity financing was with an independent third party and was an equity investment of not less than $1,000,000.

B.            if no such equity financing occurred in the immediately preceding three (3) month period, the Selling Price shall be such price to which the Selling Shareholder and the Remaining Shareholders or Corporation, as the case may be, shall agree.

C.            if those parties are unable to agree on the Selling Price within thirty (30) days following the Triggering Event, the value of the Corporation shall be determined as at the date of the Triggering Event by a Chartered Business Valuator (the “Valuator”) appointed by the Shareholders who shall be, in addition to being a Chartered Business Valuator, a Chartered Accountant, such expenses of the Valuator to be borne equally by the Corporation and the Selling Shareholder.

D.            if the Shareholders are unable to agree upon a Valuator, then any Shareholder or the Corporation may upon fifteen (15) days’ prior written notice to the other Shareholders and the Corporation, apply to a court of competent jurisdiction to appoint a Valuator who shall have the right and power to act and to make an award, as if such Valuator had been duly appointed by all of the parties.

E.             the decision of the Valuator so appointed or agreed upon shall be final and binding upon the Shareholders. The Valuator shall be governed by the provisions of this Agreement and generally accepted valuation principles in determining the value of the Corporation. The Selling Price shall be determined by dividing the valuation so obtained by the total number of Shares on a Fully Diluted Basis and multiplying the quotient by the number of the Available Shares. No majority premium or minority discount shall be applied.

7.3          Right of First Offer

Subject to Section 7.2, no Shareholder shall Transfer any of his Equity Securities unless that Shareholder (the “Offeror”) first offers (the “Offer”) the Corporation and the other Shareholders (the latter being the “Other Offerees”) the prior right to purchase, receive or acquire such securities (the “Offered Securities”) on the following basis:

(a)           Notice of Offer - Each Offer shall be made by written notice (the “Sale Notice”) to the Corporation and the Other Offerees specifying:

(i)            the total number and class of the Offered Securities;

(ii)           the price at which the Shareholder is prepared to sell the Offered Securities;

(iii)          any other terms and conditions applicable to the offer not set out in this Section 7.3; and

(iv)          whether or not the Offeror has received a third party offer to purchase any of the Offered Securities (in which case the third party offer shall be attached to the notice);

(b)           Corporation’s First Right - The Corporation shall have the first right to accept the Offer and purchase all or a portion of the Offered Securities from the Offeror. The Corporation shall have 14 days (the “Corporation Acceptance Period”) after receipt of the Sale Notice within which to give to the Offeror written notice (the “Corporation Notice”) that it accepts the Offer and agrees to purchase all or a portion of the Offered Securities and deliver a copy of the Corporation Notice to each of the Other Offerees;

(c)           Shareholders’ Second Right - If upon the expiry of the Corporation Acceptance Period the Corporation has not delivered a Corporation Notice or has delivered a Corporation Notice which provides for the purchase of only a portion of the Offered Securities, then the Offeror shall immediately notify (the “Second Right Notice”) each of the Other Offerees in writing and the Other Offerees shall have the right to purchase the remaining Offered Securities on the following basis:

(i)                                  Pro Rata Portions - the Second Right Notice shall specify the number of Offered Securities remaining and state that each of the Other Offerees is entitled to purchase up to that number of the remaining Offered Securities determined by the following formula:

Number of remaining Offered Securities which a particular Other Offeree may purchase	=	Number of Common Shares held by the Other Offeree on a Fully Converted Basis immediately prior to the Offer	X	Number of remaining Offered Shares
Number of Common Shares held by all Other Offerees on a Fully Converted Basis immediately prior to the Offer

(ii)                              Acceptance - each of the Other Offerees shall have 14 days after receipt of the Second Right Notice (the “Second Acceptance Period”) within which to give to the Offeror written notice that it accepts the Offer and specifying the number of Offered Securities up to the pro rata number determined above it wishes to purchase. The Other Offeree may also specify in such notice an additional number of the remaining Offered Securities (“Specified Additional Securities”) the Other Offeree is prepared to purchase if any of the other Offerees fails to fully accept their offered portion of the Offered Securities. If all the Other Offerees notify the Offeror in writing that they accept or decline the Offer before the end of the Second Acceptance Period, then the Second Acceptance Period shall be deemed to have ended on the date the last such notice is received by the Offeror;

(iii)                          Remaining Securities - in the event that some Other Offerees do not fully accept their offered portion of the Offered Securities within the Second Acceptance Period, the unaccepted remaining portion of the Offered Securities (the “Remaining Securities”) shall be divided, within 3 days of the end of the Second Acceptance Period, among such of the Other Offerees as have in their notice of acceptance of the Offer indicated a preparedness to purchase Specified Additional Securities (collectively the “Second Tier Offerees” and individually a “Second Tier Offeree”) as follows:

A.                                   in such manner as may be agreed among the Second Tier Offerees;

B.                                     failing such agreement, the Remaining Securities shall be divided pro rata among the Second Tier Offerees in accordance with their respective holdings of Common Shares on a Fully Converted Basis in successive rounds if necessary to fully divide such Remaining Securities, provided that no Second Tier Offeree shall be required to accept more than his Specified Additional Securities;

(the process provided for in this clause (iii) is referred to as the “Last Step”)

(d)           Closing - The closing of the purchase of the Offered Securities by the Corporation and the Other Offerees hereunder shall take place at the principal office of the Corporation on the later of the closing date specified in the Offer and 10 days after expiry of either the Corporation’s Acceptance Period or the Second Acceptance Period, as the case may be;

(e)           Sale to Third Party - If any of the Offered Securities remain unaccepted after completion of the Last Step, then the Offeror shall have the option to reject all acceptances given by the Corporation and the Other Offerees hereunder and (subject to Sections 7.4 and 7.5) Transfer all, but not less than all, of the Offered Securities to a third party provided that:

(i)                                     such Transfer is effected at a price which is not less than the price and on terms and conditions no more favourable (from a purchaser’s perspective) than those set forth in the Sale Notice hereunder;

(ii)                                  the Offeror shall not Transfer any of the Offered Securities to a third party who is a competitor of the Corporation unless the Sale Notice originally delivered by the Offeror attached a detailed written offer from such competitor for the Offered Securities; and

(iii)                               such Transfer is completed within a 90 day period following the Last Step (after which period has expired the Offeror must again comply with this Article 7 before Transferring any of his Equity Securities to any Person).

(f)            Corporation Assistance - The Corporation shall use its reasonable commercial efforts to assist with the efficient operation and administration of the process provided for under this Section, including, if requested in writing by an Offeror, acting as the Offeror’s agent to receive and give notices on behalf of the Offeror.

(g)           Mailed Notices - If a written notice is mailed by first class mail to the address for an Other Offeree shown on the Corporation’s register of shareholders, such notice will be deemed to have been received by the Other Offeree 3 days thereafter.

7.4          Change of Control Co-Sale Right - Shareholder Sales

If a Shareholder (the “Seller”) becomes entitled to Transfer Offered Securities to a third party pursuant to Section 7.3(e) and the third party, together with its Associates and Affiliates, would upon completion of such Transfer, Control the Corporation on a Fully Converted Basis (a “Control Sale”), then the Founder, Cormack and each Investor shall have the right (the “Co-Sale Right”) to participate in such Transfer on the following terms and conditions:

(a)                                  Intended Sale Notice - If the Seller intends to proceed with a Control Sale, the Seller shall immediately notify (the“Control Sale Notice”) the Founder, Cormack and each Investor in writing specifying:

(i)            the name, address and telephone number of the third party (the “Third Party”) involved;

(ii)           the purchase price the Third Party is to pay the Seller for each class of Equity Securities to be purchased (the “Specified Prices”) and the other terms and conditions of the intended sale;

(iii)          the number and class of Equity Securities held by the Third Party and its Associates and Affiliates, and details of any previous transactions under which the

Seller Transferred Equity Securities to the Third Party or any of its Associates and Affiliates; and

(iv)          that the Founder, Cormack and each Investor has the Co-Sale Right provided under this Section in respect of the Control Sale and the Founder, Cormack and each Investor shall be entitled to sell any or all of its Equity Securities of any class to the Third Party in conjunction with the closing of the Third Party’s purchase of the Offered Securities from the Seller.

(b)           Exercise Notice - the Founder, Cormack and each Investor shall have 14 days after receipt of the Control Sale Notice, to exercise its Co-Sale Right by written notice to the Seller specifying the number and class of Equity Securities which the Founder, Cormack and each Investor elects to sell to the Third Party hereunder, which may be all of its Equity Securities or such lesser number of Equity Securities as the Founder , Cormack and each Investor may determine.

(c)           Co-Sale to Third Party - If the Founder, Cormack and/or one or more Investor exercises the Co-Sale Right, the Seller shall not complete the Transfer of the Offered Securities to the Third Party unless the Third Party also purchases from the Founder, Cormack and/or those Investors all of the Equity Securities (the “Co-Sale Securities”) in respect of which the Co-Sale Right has been exercised at the same time and on the same terms and conditions (subject however to the pricing adjustments and rules set forth in (d) below).

(d)           Pricing of Securities - The price that the Third Party must pay to the Founder, Cormack and each Investor for its Co-Sale Securities shall be further adjusted or derived in accordance with the following rules:

(i)            the price per share for a class of Shares shall be the greater of:

A.            the price payable per share for that class of Shares, as specified in the Control Sale Notice; and

B.            the average price per share of that class paid on any previous purchases by the Third Party and any of its Affiliates or Associates;

(ii)           if the Specified Prices are for Common Shares only, the price per share for any preferred shares of the Corporation in respect of which the Co-Sale Right was exercised shall be computed as if such shares were converted into Common Shares in accordance with their terms;

(iii)          if the Specified Prices are for preferred shares of the Corporation only, the price per for any Common Shares in respect of which the Co-Sale Right was exercised shall be computed on the basis of a reverse conversion;

(iv)          if the Specified Prices do not include a price for a class of Equity Securities which entitle the holder thereof to acquire Common Shares, such class of Equity Securities shall be priced as if such securities were fully exercised, converted or exchanged (as the case may be) into Common Shares (net of any amounts payable by the holder on such exercise, conversion or exchange); and

(v)           if the Specified Prices do not include a price for a class of Equity Securities which entitle the holder thereof to acquire preferred shares of the Corporation, such class of Equity Securities shall be priced as if such securities were fully exercised, converted or exchanged (as the case may) into preferred shares (net of any amounts payable by the holder on such exercise, conversion or exchange).

If the Third Party will not purchase the Co-Sale Securities from an Investor, Cormack and/or the Founder, as the case may be, on the terms and conditions provided for herein, then the Transfer of the Offered Securities from the Seller to the Third Party shall not be made. If the Seller completes the Transfer of all or part of the Offered Securities to the Third Party in violation of the foregoing, then the Investor, Cormack and/or the Founder, as the case may be, shall have, in addition to any other rights or remedies available at law or equity, the right to put (by notice in writing) the Investor’s Equity Securities and/or the Founder’s Equity Securities, as the case may be, to the Seller at the price(s) determined hereunder.

7.5          Change of Control Co-Sale Offer - External Purchases

If a Shareholder (the “Buyer”) proposes to purchase Equity Securities from a Person (the “External Seller”) who is not party to this Agreement and the Buyer, together with its Associates and Affiliates, would, upon completion of such purchase, Control the Corporation on a Fully Converted Basis (a “Control Purchase”), then the Buyer shall concurrently offer (the “Co-Sale Offer”) to purchase all of the Equity Securities on a Fully Diluted Basis of the Founder, Cormack and each Investor (or such lesser number of Equity Securities as the Founder and each Investor may determine on a Fully Diluted Basis) on the following terms and conditions:

(a)           Intended Purchase Notice - If the Buyer intends to proceed with a Control Purchase, the Buyer shall immediately notify (the “Control Purchase Notice”) the Founder, Cormack and each Investor in writing specifying:

(i)            the name, address and telephone number of the External Seller involved;

(ii)           the purchase price the Buyer is to pay the External Seller for each class of Equity Securities to be purchased (the “Specified Prices”) and the other terms and conditions of the intended sale;

(iii)          the number and class of Equity Securities held by the Buyer and its Associates and Affiliates, and details of any previous transactions under which the Buyer or any of its Associates and Affiliates purchased Equity Securities from other holders of Equity Securities; and

(iv)          that the Buyer is making the Co-Sale Offer provided for under this Section in respect of the Control Purchase and the Founder, Cormack and each Investor shall be entitled to sell any or all of their Equity Securities of any class to the Buyer in conjunction with the closing of the Buyer’s purchase of Equity Securities from the External Seller.

(b)           Acceptance Notice - the Founder, Cormack and each Investor shall have 14 days after receipt of the Control Purchase Notice to individually accept the Co-Sale Offer by written notice to the Buyer specifying the number and class of Equity Securities which the Founder, Cormack and each Investor wishes to sell to the Buyer hereunder.

(c)           Right of Co-Sale to Buyer - If one or more Investor, Cormack and/or the Founder accepts the Co-Sale Offer, the Buyer shall not complete the purchase of Equity Securities from the External Seller unless the Buyer also purchases from the Investor, Cormack and/or the Founder all of the Equity Securities in respect of which the Co-Sale Offer has been accepted at the same time and on the same terms and conditions (subject however to the pricing adjustments and rules set forth in (d) below).

(d)           Pricing of Securities - The price that the Buyer must pay to the Founder, Cormack and each Investor for its Equity Securities shall be further adjusted or derived in accordance with the following rules:

(i)            the price per share for a class of Shares shall be the greater of:

A.            the price payable per share for that class of Shares, as specified in the Control Purchase Notice; and

B.            the average price per share of that class paid on any previous purchases by the Buyer and any of its Affiliates or Associates from other holders of Equity Securities;

(ii)           if the Specified Prices are for Common Shares only, the price per share for any preferred shares of the Corporation in respect of which the Co-Sale Offer was accepted shall be computed as if such shares were fully converted into Common Shares in accordance with their terms;

(iii)          if the Specified Prices are for preferred shares of the Corporation only, the price per for any Common Shares in respect of which the Co-Sale Offer was accepted shall be computed on the basis of a reverse conversion;

(iv)          if the Specified Prices do not include a price for a class of Equity Securities which entitle the holder thereof to acquire Common Shares, such class of Equity Securities shall be priced as if such securities were fully exercised, converted or exchanged (as the case may) into Common Shares (net of any amounts payable by the holder on such exercise, conversion or exchange); and

(v)           if the Specified Prices do not include a price for a class of Equity Securities which entitle the holder thereof to acquire preferred shares of the Corporation, such class of Equity Securities shall be priced as if such securities were fully exercised, converted or exchanged (as the case may) into preferred shares (net of any amounts payable by the holder on such exercise, conversion or exchange).

7.6          Piggyback Rights

If a Shareholder or a Person to whom such Shareholder has Transferred Shares under Section 7.2 (a) or (b) (any of whom is a “Key Person Seller”) becomes entitled pursuant to Section 7.3(e) and intends to Transfer Offered Securities, held directly or indirectly by the Key Person Seller, to a third party, then each of the Investors (the “Other Holder(s)”) shall have the right (the “Piggyback Right”) to participate in any such Transfers on the following terms and conditions:

(a)           Intended Sale Notice - If the Key Person Seller intends to proceed with the Transfer of Equity Securities, the Key Person Seller shall immediately notify (the “Piggyback Sale Notice”) each Other Holder in writing specifying:

(i)            the name, address and telephone number of the third party (the “Third Party”) intended to purchase the Offered Securities;

(ii)           the purchase price the Third Party is to pay the Key Person Seller for each class of Equity Securities to be purchased (the “Specified Prices”) and the other terms and conditions of the intended sale;

(iii)          the number and class of Equity Securities held by the Third Party and its Associates and Affiliates; and

(iv)          that each Other Holder has the Piggyback Right provided under this Section in respect of the proposed Transfer.

(b)           Securities which can be Piggybacked - Subject to the provisions of Section 7.7, each Other Holder shall be entitled to sell to the Third Party, in conjunction with the closing of the Third Party’s purchase of Equity Securities from the Key Person Seller, a pro rata portion of its Equity Securities (or such lesser number of Equity Securities as each Other Holder may determine) determined by the following formula:

Portion of Equity Securities an Other Holder may sell	=	Number of Common Shares on a Fully Diluted Basis to be sold to the Third Party by the Key Person Seller	X	Common Shares held By the Other Holder on a Fully Diluted Basis
Total number of Common Shares Then held by the Key Person Seller on a Fully Diluted Basis

(c)           Exercise Notice - Each Other Holder shall have 14 days after the receipt of the Piggyback Notice, to exercise its Piggyback Right by written notice to the Key Person Seller specifying the number and class of Equity Securities which each Other Holder elects to sell to the Third Party hereunder.

(d)           Piggyback Sale to Third Party - If an Other Holder exercises the Piggyback Right, the Key Person Seller may not complete the Transfer of the Offered Securities to the Third Party unless the Third Party also purchases from the Other Holder all of the Equity Securities (the “Piggyback Securities”) in respect of which the Piggyback Right was exercised at the same time and on the same terms and conditions (subject however to the pricing adjustments and rules set forth in (e) below).

(e)           Pricing of Securities - The price that the Third Party must pay to an Other Holder for its Piggyback Securities shall be further adjusted or derived in accordance with the following rules:

(i)            if the Specified Prices are for Common Shares only, the price per share for any preferred shares of the Corporation in respect of which the Piggyback Right was exercised shall be computed as if such shares were fully converted into Common Shares in accordance with their terms;

(ii)           if the Specified Prices are for preferred shares of the Corporation only, the price per share for any Common Shares in respect of which the Piggyback Right was exercised shall be computed on the basis of a reverse conversion;

(iii)          if the Specified Prices do not include a price for a class of Equity Securities which entitle the holder thereof to acquire Common Shares, such class of Equity Securities shall be priced as if such securities were fully exercised, converted or exchanged (as the case may) into Common Shares (net of any amounts payable by the holder on such exercise, conversion or exchange); and

(iv)          if the Specified Prices do not include a price for a class of Equity Securities which entitle the holder thereof to acquire preferred shares of the Corporation, such class of Equity Securities shall be priced as if such securities were fully exercised, converted or exchanged (as the case may) into preferred shares (net of any amounts payable by the holder on such exercise, conversion or exchange).

If the Third Party will not purchase the Piggyback Securities from the Other Holders on the terms and conditions provided for herein, then the proposed Transfer of Offered Securities from the Key Person Seller to the Third Party shall not be made. If the Key Person Seller completes the Transfer of all or part of the Offered Securities to the Third Party in violation of the foregoing, then each Other Holders shall have, in addition to any other rights or remedies it may have at law or equity, the right to put (by notice in writing) its Piggyback Securities to the Key Person Seller at the price(s) determined hereunder.

7.7          Section 7.4 to Prevail over 7.6

If a Piggy Back Sale would result in a Control Sale (as defined in Section 7.4), the provisions of Section 7.4 shall override the provisions of this Section 7.6 and apply to such Transfer.

7.8          Recognition of Transfers

The Corporation shall not recognize any Transfers of Shares made in violation of this Agreement.

7.9          Endorsement on Share Certificates

Any and all certificates representing Equity Securities now or hereafter owned by Shareholders during the currency of this Agreement (whether such Equity Securities are issued initially or following a Transfer or otherwise) shall have endorsed thereon in bold type the following legend:

“The securities represented by this certificate are subject to the provisions of a Shareholders’ Agreement, as amended from time to time, and such securities are not transferable on the books of the Corporation except in accordance and compliance with the terms and conditions of such Agreement.”

7.10        Waiver of Rights

Notwithstanding any other provision of this Article 7, any Shareholder may waive its rights with respect to any particular offer or right given under, or provision contained in, Article 7 by notice in writing to the Corporation and the Offeror, Seller, Buyer or Key Person Seller, as the case may be.

7.11        Shareholder Transfer of Agreement Rights

Subject to Section 7.15 and Article 8, the Transfer of Equity Securities by a Shareholder pursuant to the provisions of Article 7 may include the transfer of such Shareholders’ rights under this Agreement.

7.12        Investors’ Assignment of Rights

Each Investor shall each be entitled to assign its right to be offered and take up Equity Securities under Sections 6.2 and 6.3 and/or its rights to Transfer or take-up Equity Securities under Sections 7.3, 7.4, 7.5 and 7.6 and its rights under and to the extent provided in Article 8, in whole or in part, to any Person described in Section 7.2(a)(iv).

7.13        Drag-Along Rights

Notwithstanding any other provision of this Agreement, if:

(a)           security holders of the Corporation, including at least two securityholders who are not Major Investors (the “Selling Shareholders”), holding not less than 73.5% of the outstanding Shares calculated on a Fully Converted Basis have agreed to Transfer their Equity Securities to a Person, or Persons acting in concert, (a “Purchaser”); and

(b)           the Purchaser offers to each of the other security holders of the Corporation (the “Other Shareholders”) to purchase the remaining Equity Securities (the “Specified Securities”) on equivalent terms and conditions, mutatis mutandis, as those agreed to by the Selling Shareholders, but in any event subject to the rights, privileges, restrictions and conditions, including all liquidation preferences, attaching to the respective Equity Securities as set out in the Corporation’s constating documents, all of which terms and conditions are set out in writing and promptly delivered to the Other Shareholders (the “Drag Along Offer”);

then each of the Shareholders shall, on not less than 10 days’ notice, be required to sell all of their Specified Securities to the Purchaser in accordance with the terms and conditions of the Drag Along Offer and shall undertake all reasonable acts that are required to complete the transactions described in the Drag Along Offer, including but not limited to, the execution of all necessary consents, approvals and resolutions required to, among other things, amend the articles of the Corporation.

If any of the Shareholders (the “Delinquent Holders”) fail to sell their Specified Securities to the Purchaser in accordance with the terms and conditions of the Drag Along Offer, the Purchaser shall have the right to deposit the applicable purchase price for those Specified Securities of the Delinquent Holders in a special account at any financial institution in Canada, to be paid proportionately with interest, to the respective Delinquent Holders upon presentation and surrender to such financial institution of the certificates or documents representing such holders’ Specified Securities duly endorsed for transfer to the Purchaser. Upon such deposit being made, the Specified Securities in respect of which the deposit was made shall hereby automatically (without any further action of any kind on the part of the Delinquent Holders or the Purchaser) be transferred to and purchased by the Purchaser and shall be transferred on the books of the Corporation to the Purchaser and the rights of the Delinquent Holders in respect of those Specified Securities after such deposit shall hereby be limited to receiving, with interest, their respective portion of the total amount so deposited against presentation and surrender of the certificates or documents representing their respective Specified Securities duly endorsed for transfer to the Purchaser.

In addition to the foregoing, in the event that security holders of the Corporation, including at least two securityholders who are not Major Investors, holding at least 73.5% of the outstanding Shares calculated on a Fully Converted Basis accept or approve any proposed Transfer of their Equity Securities in connection with an amalgamation, arrangement, corporate reorganization, merger or otherwise, or the sale, lease or licence of all or substantially all of the assets of the Corporation and such transaction or series of transactions (the “Transaction”) requires the approval of the shareholders, whether by separate class vote, series vote or otherwise, under the articles of the Corporation, the Act or otherwise, then the Shareholders shall vote the Shares held by them at the relevant time in favour of all resolutions with respect to the Transaction (and shall withdraw any and all notices of dissent and notices demanding payment for the fair value of their Shares under the dissent rights of the Act) and shall execute and deliver to the Corporation any document or instrument necessary or, in the opinion of the Corporation or its solicitors, desirable in order for the Corporation and the shareholders to give effect to the Transaction.

7.14        Restriction on Founder

Notwithstanding Article 7, from and after the reference date of this Agreement the Founder shall have the right to Transfer an aggregate amount of 20,000 Common Shares to any Person and Gleave shall have the right at any time to Transfer Shares to Gleave HoldCo (and vice versa).

7.15        Matters Relating to Gleave

(a)           If Gleave dies or Gleave becomes permanently disabled in a manner which renders Gleave unable to fulfill his obligations to the Corporation or is found to be of unsound mind or incapable of managing his own affairs by the final judgment or order of a court of competent jurisdiction, then the Founder agrees that immediately thereafter:

(i)            the Founder shall be deemed to have executed the instrument in writing under Section 9.1 for any amendments to this Agreement or under Section 9.2(a) for the termination of this Agreement; and

(ii)           the rights granted to the Founder under Sections 6.2, 7.4 and 7.5 shall immediately cease and forever be extinguished.

7.16        Matters Relating to Cormack

Cormack expressly acknowledges and agrees that the rights granted to Cormack in this Agreement, including without limitation, those rights set forth in Sections 6.2, 7.4 and 7.5:

(a)           will expire on the date of termination of Cormack’s employment with the Corporation for cause; and

(b)           are solely granted to Cormack in his capacity as a Shareholder.

Without limiting the generality of the foregoing, Cormack expressly acknowledges and agrees that any termination of Cormack’s employment with the Corporation for cause shall not give rise to any rights or remedies in relation to or in respect of any corresponding termination of rights under this Agreement and Cormack hereby releases and forever discharges the Corporation from all actions, causes of action, liabilities, claims and demands whatsoever which Cormack may hereafter have by reason of any loss or termination of rights under this Agreement as a result of the termination of Cormack’s employment with the Corporation.

ARTICLE 8 - PUBLIC OFFERING PROVISIONS

8.1          Secondary Offering

If after the date of this Agreement, the Corporation files a prospectus with any Canadian provincial securities commission from time to time, the Corporation will use reasonable efforts to facilitate and enable the Investors to make a secondary offering of the Equity Securities held by and to be issued to the Investors in connection therewith or shortly after completion thereof to the fullest extent permitted by applicable securities laws, subject to approval by the underwriters or agents involved in the offering and the applicable securities regulators.

8.2          U.S. Registration Rights

Any Shareholder that on the reference date of this Agreement holds, or has the right to receive upon exercise or conversion of outstanding securities, Common Shares that are or would upon issuance be either (i) “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act or (ii) subject to transfer restrictions under Rule 144 due to such Shareholder’s status as an “affiliate” of the Corporation as defined thereunder (such Common Shares, “Restricted Securities”) shall have the following rights:

(a)           If the Corporation registers any of its securities under the U.S. Securities Act (other than by a registration on Form S-8, S-4, F-4 or any successor similar forms or any other form not available for registering Restricted Securities) for sale to the public, whether or not for sale for its own account (including any registration for the account of a Major Investor made pursuant to Section 8.2(b) or (c) below), it will each such time, at least twenty (20) days prior to filing the registration statement, give written notice to all Shareholders holding or having the right to receive Restricted Securities of its intention to do so. Upon the written request of any such Shareholder made within fifteen (15) days thereafter (which request shall specify the Restricted Securities intended to be disposed of by such Shareholder and the intended method of disposition thereof), the Corporation will use its reasonable best efforts to include in such registration under the U.S. Securities Act (if it proceeds with such registration) all Restricted Securities which the Corporation has been so requested to register. In the case of an underwritten offering, the lead underwriter shall be entitled to (a) reduce the number of Restricted Securities to be included in the registration statement by any amount it deems appropriate, and (b) require that each selling Shareholder accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by the Corporation, assuming usual and customary underwriting terms.

(b)                                 If the Corporation receives a written request of one or more Major Investors seeking to register Restricted Securities for sale to the public for gross proceeds of at least USD $5,000,000 at a time when the Corporation is eligible to register such Restricted Securities on Form S-3 or F-3, the Corporation will use its reasonable best efforts to register such Restricted Securities for resale under the U.S. Securities Act on one of such forms; and

(c)                                  After September 15, 2008, if the Corporation receives a written request of one or more Major Investors seeking to register Restricted Securities for sale to the public for gross proceeds of at least USD $25,000,000, the Corporation will use its reasonable best efforts to register such Restricted Securities for resale under the U.S. Securities Act and under such state securities laws as shall be reasonably requested by such Major Investors, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state. Notwithstanding the foregoing, if the Corporation determines that it would be seriously detrimental to the Corporation and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Corporation shall have the right to defer such filing for a period of not more than one hundred eighty (180) days; provided, however, that the Corporation shall only be able to defer any demand under this Section 8.2(c) one (1) time in any 24-month period. The Corporation shall not be required to effect more than one (1) registration pursuant to this Section 8.2(c).

The Shareholders’ (including the Major Investors’) rights under this Section 8.2 may not be exercised in connection with a Qualified IPO or within the six-month period immediately following a Qualified IPO. Any costs associated with the exercise of the rights under this Section 8.2 shall be borne by the Corporation; provided, however, that the selling Shareholders shall bear the expenses of any underwriting discounts and commissions applicable to Restricted Securities. The Corporation shall not be required to keep any registration statement under this Section 8.2 (a “Registration Statement”) effective for a period of more than one hundred eighty (180) days (the “Effective Period”). Each Shareholder agrees that if so requested by the Corporation, it will not effect any offer or sale of shares pursuant to the Registration Statement for such time as the Corporation determines may be reasonably necessary (the “Suspension Period”), in its sole discretion, due to the existence of material non-public information regarding the Corporation or other circumstances making such activities inappropriate. In such case, the Effective Period shall be extended by an amount of time equal to the Suspension Period. Each Shareholder agrees that, if so requested by the Corporation, it shall keep the fact of any notification pursuant to this paragraph and the contents of any such notification confidential.

If after the date of this Agreement, the Corporation grants registration rights to a Person or Persons and/or enters into an agreement or agreements regarding the grant of such registration rights, on terms more favorable to such Persons than the registration rights granted to the Major Investors holding Restricted Securities pursuant to this Section 8.2, then the Corporation agrees to immediately grant such rights to each such Major Investor and enter into agreements with such Major Investors to reflect such additional registration rights.

Except as provided for in the following sentence, the rights granted under this Section 8.2 may not be assigned to any transferee or assignee of Restricted Securities. A Shareholder holding Restricted Securities may transfer or assign the rights granted to it under Section 8.2(b) to a person to whom the Shareholder concurrently Transfers Restricted Securities in accordance with Section 7.2(a)(iv) of  this Agreement, provided such person first agrees in writing to be bound by the obligations of a Shareholder under Article 8. The rights granted pursuant to this Section 8.2 will terminate on the fifth anniversary of the Qualified IPO, and will sooner terminate as to any Shareholder on the first to occur of the following:  (i) the Shareholder ceases to hold or have the right to receive any Restricted Securities, or (ii) the Shareholder is eligible to sell all Restricted Securities it holds or has a right to receive pursuant to Rule 144 under the U.S. Securities Act in a three (3) month period.

8.3          Lock-Up Agreement

Each Shareholder hereby agrees that, during the period of duration specified by the Corporation or the underwriter of Common Shares or other securities of the Corporation (the “Lock-Up Period”), beginning on the closing date of the Corporation’s initial public offering in the United States or Canada, the Shareholder shall not, without the prior written consent of the Corporation and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by the Shareholder or any interest in any such securities at any time during such period except securities issued by the Corporation as part of the initial public offering, or enter into any Hedging Transaction (as defined below) relating to any securities of the Corporation (each of the foregoing referred to as a “Disposition”); provided, however, that:

(a)           such agreement shall be applicable only to the Corporation’s first public offering in the United States or Canada,

(b)           the Lock-Up Period shall not exceed one hundred eighty (180) days, and

(c)           all of the Corporation’s officers and directors and those shareholders holding over five percent (5%) of the Corporation’s shares then outstanding are bound by restrictions similar to those of this Section 8.3.

The foregoing restriction is expressly intended to preclude the Shareholder from engaging in any Hedging Transaction or other transaction that is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the Investor. The Shareholder agrees to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of an initial public offering. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from securities of the Corporation or any other transaction (whether or not involving an offer or sale by the Investor of a security of the Corporation or any interest therein) that has the purpose or effect of transferring the risks or benefits of ownership of securities of the Corporation.

The Shareholder agrees that the Corporation may condition any transfer of securities of the Corporation upon the transferee agreeing to be bound by the restrictions set forth in this Section 8.3.

ARTICLE 9 - AMENDMENT AND TERMINATION

9.1          Amendments

This Agreement may only be amended by an instrument in writing duly executed by the Corporation and Shareholders holding not less than 80% of the Common Shares held by them on a Fully Converted Basis, and any amendment so made shall be binding upon all of the parties to this Agreement; provided however, that if the amendment affects rights, restrictions and obligations of the Shareholders only, the Corporation need not execute the amendment instrument.

Notwithstanding the foregoing, an amendment which adversely affects rights, restrictions and obligations of any one particular Shareholder and not all Shareholders generally, will not be binding on the said Shareholder without such Shareholder’s agreement to the amendment.

9.2          Termination Events

This Agreement shall terminate, except as provided in Section 9.3, if:

(a)           the Corporation and Shareholders holding not less than 90% of the Common Shares held by all Shareholders on a Fully Converted Basis agree in writing to terminate this Agreement;

(b)           the Corporation is dissolved, liquidated or formally wound-up; or

(c)           upon a Qualified IPO.

9.3          Surviving Obligations

The termination of this Agreement shall not affect the right of any party to whom money is owed hereunder at the time of termination to receive that money according to the provisions hereof or affect any other rights or obligations which arose hereunder in respect of matters occurring prior to or concurrent with such termination. Sections 4.5, 8.1, 8.2 and 8.3 will survive the termination of this Agreement.

ARTICLE 10 - GENERAL PROVISIONS

10.1        No Partnership

Nothing in this Agreement or in the relationship of the parties hereto shall be construed as in any sense creating a partnership among or between the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other party.

10.2        Time of the Essence

Time shall be of the essence of this Agreement.

10.3        Further Acts

Each of the parties to this Agreement shall at the request of any other party, and at the expense of the Corporation, execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.

10.4        Parties of Interest

This Agreement and the rights of such party hereunder shall enure to the benefit of and be binding upon the parties hereto, their permitted assigns and their personal representatives, administrators, heirs and successors.

10.5        Share Reorganizations

The provisions of this Agreement relating to Equity Securities shall also apply, with the necessary changes, to the following:

(a)           any shares or securities into which such Equity Securities may be converted, changed, reclassified, redivided, redesignated, redeemed, subdivided or consolidated;

(b)           any shares or securities that are received by the shareholders of the Corporation as a stock dividend or distribution payable in Shares or securities of the Corporation; and

(c)           any shares or securities of the Corporation or of any successor or continuing corporation to the Corporation that may be received by the shareholders of the Corporation on a reorganization, amalgamation, consolidation or merger or otherwise.

10.6        Governing Law

This Agreement shall be exclusively construed and governed by the laws in force in British Columbia and the laws of Canada applicable thereto and, except as provided in Section 10.12, the courts of British Columbia (and the Supreme Court of Canada, if necessary) shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. Except as provided in

Section 10.12, each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This paragraph shall not be construed to affect the rights of a party to enforce a judgment or award outside said province, including the right to record and enforce a judgment or award in any other jurisdiction.

10.7        Entire Agreement

This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter hereof and supersedes all prior negotiations, proposals and agreements, whether oral or written, with respect to the subject matter of this Agreement. The parties hereto hereby terminate all other shareholders’ agreements between or among or between any of them which govern the voting, holding or sale of Equity Securities or the management of the affairs of the Corporation including, without limitation, the Amended and Restated Shareholders’ Agreement. The parties represent that they are not aware of any outstanding breaches of such other agreements now being terminated.

10.8        Notices

Except as otherwise provided herein, all notices, demands and payments under this Agreement must be in writing and may be delivered personally or by facsimile transmission to the addresses as first written above and on any document pursuant to which a Person becomes party hereto or such other addresses as may from time to time be notified in writing by the parties. All notices shall be deemed to have been given and received on the next Business Day following the date of transmission or delivery, as the case may be.

10.9        Waiver

Failure by any party hereto to insist in any one or more instances upon the strict performance of any one of the covenants contained herein shall not be construed as a waiver or relinquishment of such covenant. No waiver by any party hereto of any such covenant shall be deemed to have been made unless expressed in writing and signed by the waiving party.

10.10      Severability

The unlawfulness or invalidity or unenforceability of any provision in this Agreement or of any covenant herein contained on the part of any party shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and the parties hereby undertake to renegotiate in good faith, with a view to concluding arrangements as nearly as possible the same as those herein contained.

10.11      Assignment

Except as provided in Sections 7.11 and 7.12, no party shall be entitled to assign his rights under this Agreement to any Person without the prior written consent of the other parties; provided that such consent shall not be unreasonably withheld or delayed.

10.12      Arbitration

In the event of a dispute hereunder which does not involve a party seeking a court injunction, that dispute shall be resolved by a by arbitration subject to the provisions of the Commercial Arbitration Act, R.S.B.C. 1996 c. 55 as amended from time to time. The arbitrated resolution of the dispute shall be final and binding on all parties. The place of arbitration will be Vancouver, British Columbia.

10.13      Independent Legal Advice

Each of the parties to this Agreement acknowledge and agree that DuMoulin Black has acted as counsel only to the Corporation and that Fraser Milner Casgrain LLP has acted as counsel only to Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF, BDC and WH in connection with their acquisition of Series 2 Class B Preferred Shares and that DuMoulin Black and Fraser Milner Casgrain LLP are not protecting the rights and interests of any other party to this Agreement. The other parties to this Agreement acknowledge and agree that the Corporation, DuMoulin Black, Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF, BDC and WH and Fraser Milner Casgrain LLP have given them the opportunity to seek, and have recommended that such parties obtain, independent legal advice with respect to the subject matter of this Agreement and the other Transaction Documents (as defined in the Investment Agreement) and, further, each of the other parties hereby represent and warrant to the Corporation, DuMoulin Black, Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF, BDC and WH and Fraser Milner Casgrain LLP that such party has sought independent legal advice or waives such advice.

10.14      Counterparts

This Agreement may be executed in several counterparts (including by fax), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts together shall constitute but one and the same instrument.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have signed, sealed and delivered this agreement as of the date first written above.

ONCOGENEX TECHNOLOGIES INC.

Per:

/s/ Scott Cormack
Authorized Signatory

VENTURES WEST 7 LIMITED PARTNERSHIP
by its general partner, Ventures West 7 Management Ltd.

Per:

/s/ [illegible]
Authorized Signatory

/s/ [illegible]
Authorized Signatory

VENTURES WEST 7 U.S. LIMITED PARTNERSHIP
by its manager, Ventures West 7 Management (International) Inc.

Per:

/s/ [illegible]
Authorized Signatory

/s/ [illegible]
Authorized Signatory

H.I.G. HORIZON CORP.

Per:

/s/ [illegible]
Authorized Signatory

WORKING OPPORTUNITY FUND (EVCC) LTD.,
by its manager, Growth Works Capital Ltd.

Per:

/s/ [illegible]
Authorized Signatory

BUSINESS DEVELOPMENT BANK OF CANADA

Per:

/s/ Gary Bantle
Authorized Signatory

MILESTONE MEDICA CORPORATION

Per:

/s/ Rene Douville
Authorized Signatory
Rene Douville
Director

WHI MORULA FUND, LLC
By:  William Harris Investors, Inc., Manager
By:  Michael S. Resnick

Per:

/s/ [illegible]
Authorized Signatory

SIGNED, SEALED AND DELIVERED by	)
MARTIN GLEAVE in the presence of:	)
)
)
/s/ Sherry Tryssenaar	)	/s/ Martin Gleave
Name	)	MARTIN GLEAVE
S. Tryssenaar	)
)
[***]	)
Address	)
)
Businessperson	)
Occupation

603356 B.C. LTD.

Per:

/s/ Martin Gleave
Authorized Signatory

SIGNED, SEALED AND DELIVERED by SCOTT CORMACK in the presence of:	) )
)
)
/s/ Sherry Tryssenaar	)	/s/ Scott Cormack
Name	)	SCOTT CORMACK
S. Tryssenaar	)
)
[***]	)
Address	)
)
Businessperson	)
Occupation

SCHEDULE A

LIST OF SHAREHOLDERS

(Party to this Agreement as of August 10, 2005

Name	Shares Held as at August 10, 2005
Ventures West Canada	1,324,738 Class B Preferred Shares – Series 1
1,245,239 Class B Preferred Shares – Series 2

Ventures West U.S.	127,168 Class B Preferred Shares – Series 1
119,536 Class B Preferred Shares – Series 2

H.I.G. Horizon	1,088,930 Class B Preferred Shares – Series 1
1,141,435 Class B Preferred Shares – Series 2

WOF	725,954 Class B Preferred Shares – Series 1
820,258 Class B Preferred Shares – Series 2

Gleave	358,000 Common

Gleave HoldCo	400,000 Common

BDC	203,620 Class A Preferred Shares – Series 1

111,940.2 Class A Preferred Shares – Series 2

635,208 Class B Preferred Shares – Series 1
407,166 Class B Preferred Shares – Series 2

MMC	297,500 Common

142,534 Class A Preferred Shares – Series 1

78,358.2 Class A Preferred Shares – Series 2

261,342 Class B Preferred Shares – Series 1

Cormack	6,000 Common

WH	163,062 Class B Preferred Shares – Series 2

SCHEDULE B

NON-DISCLOSURE AGREEMENT

THIS AGREEMENT is made on                                               , 200

BETWEEN:

OncoGenex Technologies, Inc., of

(the “Corporation”)

AND:

(the “Signor”)

WHEREAS:

A.            The Signor may come into possession of certain confidential information of the Corporation which is not otherwise known or available to the public; and

B.            The Corporation has requested the Signor to provide the Corporation with the confidentiality and non-disclosure covenants set forth in this Agreement;

NOW THEREFORE this Agreement witnesses that in consideration of the premises, the parties agree as follows:

1.             The Signor agrees that all knowledge and information not already in the public domain or known to the Signor independently of the Corporation which the Signor may acquire from the Corporation or through attendance at a Corporation Board or Shareholders’ meeting or through a visit to the Corporation’s premises respecting the business, work, inventions, designs, methods, improvements, trade secrets, know-how and all other confidential or proprietary matters of the Corporation (hereinafter referred to as the “Confidential Information”) shall for all purposes be regarded by the Signor as strictly confidential.

2.             The Signor agrees to use its best efforts to not to reveal, or induce or permit others to reveal, any of the Confidential Information to anyone else (except if the Signor is a representative of an investor in the Corporation (an “Investor”), those of the Investor’s employees, directors, advisors, counsel or agents with a definable need to know).

3.             Nothing contained in this Agreement shall prevent the Signor from using or disclosing any portion of the Confidential Information which:

(a)           was in-the possession of the Signor prior to its receipt thereof from the Corporation;

(b)           was or does come into the public domain other than as a result of a breach of this Agreement;

(c)           is required to be disclosed by law or by any governmental or regulatory authority having jurisdiction: or

(d)           is disclosed with the permission of the Corporation.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth above.

(Signature of Corporation Representative)	(Signature of Signor or Representative)
Print Name:	Print Name:

B-2

SCHEDULE C

CONSENT AND AGREEMENT

TO:         ONCOGENEX TECHNOLOGIES, INC. (the “Corporation”)

Consent to Act as a Director

I hereby certify that:

1.             I am not less than eighteen years of age;

2.             I am not of unsound mind and have not been so found by a court in Canada or elsewhere; and

3.             I do not have the status of a bankrupt.

I hereby:

1.             hereby consent to my election or appointment from time to time as a director of the Corporation and consent to the holding of meetings of directors or any committees of directors of which I am a member by means of such telephone or other communications facilities as permit all persons participating in the meetings to hear each other;

2.             acknowledge and declare that I am a resident of                                               ;

3.             undertake to advise the Corporation in writing of any change in my status as a resident of                                               ;

Agreement

Whereas:

A.            The Corporation has entered into to a Shareholders Agreement as amended, restated or replaced from time to time, (the “Shareholders’ Agreement”) dated for reference August 10, 2005 among the Corporation, Ventures West 7 Limited Partnership, Ventures West 7 U.S. Limited Partnership, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., Business Development Bank of Canada (the “Major Investors”), WHI Morula Fund, LLC and Milestone Medica Corporation and certain others;

B.            The Major Investors have invested a large amount of money in the Corporation on the basis that the business and affairs of the Corporation will be conducted in accordance with the provisions of the Shareholders’ Agreement;

C.            The Corporation and the Major Investors wish to ensure that all directors of the Corporation acknowledge the framework established by the Shareholders’ Agreement for the conduct of the Corporation’s business and affairs and, except as otherwise required by law, agree to act according to its provisions;

B-3

In consideration of the premises, I hereby agree to be bound by the terms and conditions of the Shareholders’ Agreement applicable to the Corporation and its board of directors, except as otherwise required by law.

This consent and agreement is effective until I resign in writing from the Corporation or otherwise cease to be a director of the Corporation.

Signed, sealed and delivered by the undersigned on this           day of                  , 200  .

(Seal)

Residential Address:

C-2

SCHEDULE D

INDEMNITY AGREEMENT

This Agreement has been entered into as of the            day of            , 200

BETWEEN:

ONCOGENEX TECHNOLOGIES INC., a corporation incorporated under the laws of Canada and having an office at Suite 400, 1001 West Broadway, Vancouver, British Columbia, V6H 4B1, Facsimile No. (604) 736-3687

(the “Indemnitor”)

AND:

(the“Indemnitee”)

WHEREAS:  The Indemnitor has requested the Indemnitee to act as a director of the Indemnitor and may request the Indemnitee, from time to time, to act as a director of another entity at the Indemnitor’s request, and the Indemnitee has agreed, subject to the granting of the indemnities herein provided for, to act in the aforementioned capacities:

NOW THEREFORE in consideration of these premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto covenant and agree as set forth below.

ARTICLE 1 - INDEMNITY

1.1          Scope of Indemnity

Subject to subsections 1.2, 1.7, 1.8, 2.7 and 2.8 below, the Indemnitor shall to the fullest extent possible under applicable law indemnify and save harmless the Indemnitee against and from:

(a)                                  any and all charges and claims of every nature and kind whatsoever which may be brought or made by any person, firm, corporation or government, or by any governmental department, body, commission, board, bureau, agency or instrumentality against the Indemnitee in connection with the execution of the duties of his office as a director or by virtue of his holding any other directorship with any other entity held by the Indemnitee at the Indemnitor’s request;

(b)                                 any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities (statutory or otherwise), losses and penalties which the Indemnitee may sustain, incur or be liable for in consequence of his acting as a director of the Indemnitor, whether sustained or incurred by reason of his negligence, default, breach of duty, breach of trust, failure to exercise due diligence or otherwise in relation to the Indemnitor or any of its affairs; and

(c)                                  in particular, and without in any way limiting the generality of the foregoing, any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities, losses and penalties which the Indemnitee may sustain, incur or be liable for as a result of or in connection with the release of or presence in the environment of substances, contaminants, litter, waste, effluent, refuse, pollutants or deleterious materials and that arise out of or are in any way connected with the management, operation, activities or existence of the Indemnitor or by virtue of the Indemnitee holding any other directorship with any other entity held by the Indemnitee at the Indemnitor’s request.

1.2          Indemnity Restricted

If, under applicable law, any payment by the Indemnitor under Section 1.1 first requires the approval of any court, the Indemnitor, at its own expense and in good faith, will promptly take all necessary proceedings to obtain such approval.

1.3          Taxable Benefits

The Indemnitor shall gross up any indemnity payment made pursuant to this Indemnity Agreement by the amount of any income tax payable by the Indemnitee in respect of that payment.

1.4          Enforcement Costs

The Indemnitor shall indemnify the Indemnitee for the amount of all costs incurred by the Indemnitee in obtaining any court approval required to enable or require the Indemnitee to make a payment under or in enforcing this Indemnity Agreement, including without limitation legal fees and disbursements on a full indemnity basis.

1.5          Re-Election

The obligations of the Indemnitor under this Indemnity Agreement continue after and are not affected in any way by the re-election or re-appointment from time to time of the Indemnitee as a director of the Indemnitor or of any entity in which he holds a directorship at the request of the Indemnitor.

1.6          Nominee’s Compensation

The obligations of the Indemnitor under this Indemnity Agreement are not diminished or in any way affected by:

(a)                                  the Indemnitee holding from time to time any direct or indirect financial interest in the Indemnitor or in any entity in which he holds such directorship at the request of the Indemnitor;

(b)                                 payment to the Indemnitee by the Indemnitor of director’s fees or any salary, wages, or any other form of compensation or remuneration or in any entity which he holds such directorship at the request of the Indemnitor; and

(c)                                  except as otherwise herein provided, any directors’ liability insurance placed by or for the benefit of the Indemnitee by the Indemnitee, the Indemnitor or any entity in which the Indemnitee holds a directorship at the request of the Indemnitor.

1.7                               Limitation on Indemnitee

Notwithstanding the provisions of subsection 1.1, the Indemnitor shall not be obligated to indemnify or save harmless the Indemnitee against and from any charge, claim, cost, damage, expense, fine, liability, loss or penalty if a court of competent jurisdiction finds that:

(a)           the Indemnitee failed to act honestly and in good faith with a view to the best interest of:

the Indemnitor, if the claim relates to his position as a director of the Indemnitor, or the entity with which the Indemnitee holds or held a directorship at the Indemnitor’s request;

(b)           in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee did not have reasonable grounds for believing that his conduct was lawful; or

(c)           in the case of any act, error or omission of the Indemnitee, the Indemnitee acted fraudulently or maliciously.

1.8          Insurance Limitation

Notwithstanding the provisions of subsections 1.1 and 1.6, the Indemnitor shall have no obligation to indemnify or save harmless the Indemnitee in respect of any liability for which the Indemnitee is entitled to indemnity pursuant to any valid and collectible policy of insurance obtained and maintained by the Indemnitor, to the extent of the amounts actually collected by the Indemnitee under such insurance policy. Where partial indemnity is provided by such insurance policy, the obligation of the Indemnitor under subsection 1.1 shall continue in effect but be limited to that portion of the liability for which indemnity is not provided by such insurance policy.

ARTICLE 2 - DEFENCE

2.1          Interpretation

For the purposes of Section 2:

“Action” means any action, inquiry, investigation, suit or other proceeding before a court or other tribunal in which a Claim is brought, made or advanced by or against the Indemnitee;

“Claim” means any charge, claim, cost, damage, expense, fine, liability, loss or penalty contemplated by subsection 1.1;

“Judgment” means an award of damages or other monetary compensation made in an Action or any amounts the Indemnitee is ordered to pay by any court or other tribunal or any government, governmental department, body, commission, board, bureau, agency or instrumentality having proper jurisdiction as a result of any Claim brought, made or advanced by or against the Indemnitee; and

“Settlement” means an agreement to compromise a Claim or an Action.

2.2          Notice of Claim

Upon the Indemnitee or the Indemnitor becoming aware of any pending or threatened Claim or Action, written notice shall be given by or on behalf of one to the other as soon as is reasonably practicable.

2.3          Right to Conduct Investigation

The Indemnitor shall conduct such investigation of each Claim as is reasonably necessary in the circumstances and shall pay all costs of such investigation.

2.4          Defence of Claim

Subject to this subsection and subsection 2.7, the Indemnitor shall defend, on behalf of the Indemnitee, any Action, even if the Claim upon which the Action is founded is groundless, false or fraudulent.

2.5          Appointment of Counsel

The Indemnitor shall consult with and pay reasonable heed to the Indemnitee concerning the appointment of any defence counsel to be engaged by the Indemnitor in fulfilment of its obligation to defend an Action pursuant to subsection 2.4; thereafter the Indemnitor shall appoint counsel.

2.6          Settlement Negotiations

With respect to a Claim for which the Indemnitor is obliged to indemnify the Indemnitee hereunder, the Indemnitor may conduct negotiations towards a Settlement and, with the written consent of the Indemnitee (which the Indemnitee agrees not to unreasonably withhold), the

Indemnitor may make such Settlement as it deems expedient provided, however, that the Indemnitee shall not be required, as part of any proposed Settlement, to admit liability or agree to indemnify the Indemnitor in respect of, or make contribution to, any compensation or other payment for which provision is made by such Settlement.

2.7          Failure to Consent to Settlement

With respect to a Claim for which the Indemnitor is obliged to indemnify the Indemnitee hereunder, if the Indemnitee fails to give his consent to the terms of a proposed Settlement which is otherwise acceptable to the Indemnitor and the claimant, the Indemnitor may require the Indemnitee to negotiate or defend the Action independently of the Indemnitor and in such event any amount recovered by such claimant in excess of the amount for which Settlement could have been made by the Indemnitor, shall not be recoverable under this Indemnity, it being further agreed by the parties that the Indemnitor shall only be responsible for legal fees and costs up to the time at which such Settlement could have been made.

2.8          Settlement in Certain Circumstances

The Indemnitor, in consultation with the Indemnitee, shall have the right to negotiate a Settlement in respect of any Claim or Action which is founded upon any of the acts specified in subsection 1.7. In the event that the Indemnitor negotiates such a Settlement, the Indemnitee shall pay any compensation or other payment for which provision is made under the Settlement and shall not seek indemnity or contribution from the Indemnitor in respect of such compensation or payment. The Indemnitee shall pay to the Indemnitor, within 60 days of the Indemnitor making demand therefor, all fees, costs and expenses (including legal fees and disbursements on a full indemnity basis) which result from the defence of the Claim or the Action in respect of which the Settlement was made.

2.9          Payment of Judgment

The Indemnitor shall pay any Judgment which may be given against the Indemnitee unless any of the circumstances in subsection 1.7 applies to the Action in respect of which the Judgment is given or unless and to the extent the Indemnitee is otherwise entitled to indemnity under the policy of insurance as contemplated by subsection 1.8 in either case, the Indemnitee shall pay to the Indemnitor, within 60 days of the Indemnitor making demand therefor, all fees, costs and expenses (including legal fees and disbursements on a full indemnity basis) which result from the defence and appeal of the Action, including the costs of any investigation undertaken by the Indemnitor in connection with the Action.

ARTICLE 3 - GENERAL

3.1

Nothing herein contained shall in any way affect the Indemnitee’s right to resign from his position as a director of the Indemnitor or at any time to resign from his position with any other entity held at the Indemnitor’s request at any time.

3.2

The indemnity herein provided for shall survive the termination of the Indemnitee’s position as a director of the Indemnitor and the termination of any directorship held by the Indemnitee at the Indemnitor’s request, whether by resignation, removal, death, incapacity, disqualification under applicable law, or otherwise, and shall continue in full force and effect thereafter.

3.3

Unless stated otherwise, all monies to be paid hereunder shall be paid within 10 days of becoming payable.

3.4

If any provision of this agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect. The parties hereto agree to negotiate in good faith to agree to a substitute provision which shall be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable. The invalidity or unenforceability of any provision in any particular jurisdiction shall not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

3.5

Each party hereto agrees to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement.

3.6

This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

3.7

Time shall be of the essence of this Agreement.

3.8

This Agreement shall be exclusively construed and governed by the laws in force in British Columbia and the laws of Canada applicable therein, and, except as provided in Section 3.9, the courts of British Columbia (and Supreme Court of Canada, if necessary) shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. Subject to Section 3.9, each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This Section shall not be construed to affect the rights of a party to enforce a judgment or award outside said province, including the right to record and enforce a judgment or award in any other jurisdiction.

3.9

In the event of a dispute which does not involve a party seeking a court injunction or a determination referred to in Section 1.7, that dispute shall be resolved between the Indemnitor and the Indemnitee in respect of the indemnity provided by this Agreement by arbitration subject to the provisions of the Commercial Arbitration Act, R.S.B.C. 1996 c. 55 as amended from time to time. The arbitrated resolution of the dispute shall be final and binding on all parties. The place of arbitration will be Vancouver, British Columbia.

IN WITNESS WHEREOF the parties hereto have signed, sealed and delivered this agreement as of the date first written above.

ONCOGENEX TECHNOLOGIES INC.

Per:
(Authorized Signatory)

INDEMNITEE

Per:
(Authorized Signatory)

AMENDMENT AGREEMENT TO FURTHER AMENDED AND RESTATED
SHAREHOLDERS’ AGREEMENT

THIS AMENDMENT AGREEMENT is made as of this 7th day of September, 2006

BETWEEN:

ONCOGENEX TECHNOLOGIES INC., a corporation formed under the laws of Canada and having an address at Suite 400, 1001 West Broadway, Vancouver, British Columbia, V6H 4B1, Facsimile No. (604) 736-3687

(the “Corporation”)

AND:

VENTURES WEST 7 LIMITED PARTNERSHIP, a limited partnership registered under the laws of the Province of British Columbia and having an address at Suite 2500, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, Facsimile No. (604) 687-2145

(“Ventures West Canada”)

AND:

VENTURES WEST 7 U.S. LIMITED PARTNERSHIP, a limited partnership registered under the laws of Delaware and having an address at Suite 2500, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, Facsimile No. (604) 687-2145

(“Ventures West U.S.”)

AND:

H.I.G. HORIZON CORP., a corporation formed under the laws of Barbados and having an address at c/o H.I.G Ventures, 27th Floor, 1001 Brickell Bay Dr., Miami, Florida, U.S.A. 33131, Facsimile No. (305) 379-2013

(“H.I.G. Horizon”)

AND:

WORKING OPPORTUNITY FUND (EVCC) LTD., a company formed under the laws of the Province of British Columbia and having an address at Suite 2600, 1055 West Georgia Street, Vancouver, British Columbia, V6E 3R5, Facsimile No. (604) 669-7605

(“WOF”)

AND:

BUSINESS DEVELOPMENT BANK OF CANADA (“BDC”), a Crown corporation formed under the Business Development Bank of Canada Act and BDC Capital Inc. (“BDC Capital”) a wholly owned subsidiary of BDC, both having an address at 444 7th Avenue SW, Suite 110, Calgary, Alberta, T2P 0X8, Facsimile No. (403) 292-6951

AND:

MILESTONE MEDICA CORPORATION, a corporation formed under laws of Canada and having an address at 1 Richmond Street West, 8th Floor, Toronto, Ontario, M5H 3W4, Facsimile No. (416) 974-1288)

(“MMC”)

AND:

MARTIN GLEAVE, Physician, of [***]

(“Gleave”)

AND:

603356 B.C. LTD., a company formed under the laws of the Province of British Columbia and having an address at [***]

(“Gleave HoldCo”)

AND:

SCOTT CORMACK, a Businessperson and having an address at [***]

(“Cormack”)

AND:

WHI MORULA FUND, LLC, a limited liability company of 191 North Wacker Drive, Suite 1500, Chicago, IL, 60606,
Facsimile No. 312-621-0984

(“WH”)

WHEREAS:

A.                                   The Corporation, Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF, BDC, MMC, Gleave, Gleave HoldCo, Cormack and WH entered into a Further Amended

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and Restated Shareholders’ Agreement dated for reference August 10, 2005 (the “Shareholders’ Agreement”);

B.                                    The Corporation is considering completing an initial public offering of its Common Shares;

C.                                    The parties to the Shareholders’ Agreement wish to amend the Shareholders’ Agreement as provided herein;

D.                                   BDC has transferred all of its Shares to BDC Capital and BDC Capital has agreed to be bound by the Shareholders’ Agreement; and

E.                                     Section 9.1 of the Shareholders’ Agreement provides that the Shareholders’ Agreement may only be amended by an instrument in writing duly executed by the Corporation and Shareholders holding not less than 80% of the Common Shares held by them on a Fully Converted Basis, and any amendment so made shall be binding upon all of the parties to the Shareholders’ Agreement; provided however, that if the amendment affects rights, restrictions and obligations of the Shareholders only, the Corporation need not execute the amendment instrument, and notwithstanding the foregoing, an amendment which adversely affects rights, restrictions and obligations of any one particular Shareholder and not all Shareholders generally, will not be binding on the said Shareholder without such Shareholder’s agreement to the amendment.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereby agree as follows:

1.                                      Unless amended herein, terms defined in the Shareholders’ Agreement will have the same meaning when used herein.

2.                                      All section numbers referenced herein as being amended refer to corresponding section numbers in the Shareholders’ Agreement.

3.                                       Section 1.1 is amended by deleting the definition of “Qualified IPO” and substituting the following in its place:

(jj)                                  “Qualified IPO” means a public offering of Common Shares by the Corporation at an offering price per Common Share of not less than the Acquisition Price (or such lesser price as determined and approved by Major Investor Approval), resulting in not less than $25 million United States dollars net proceeds (including treasury and secondary shares) pursuant to:

(i)                                     a final prospectus for which a receipt is issued by one or more of the provincial securities commissions in Canada, or

(ii)                                  a registration statement which has been filed under United States securities laws and is declared effective to enable the sale of Common Shares by the Corporation to members of the public,

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and which results in the Common Shares being listed and posted for trading on the Toronto Stock Exchange or the New York Stock Exchange or quoted on the NASDAQ Global Market;

4.                                       Section 6.3 is amended by adding new subsection (h) as follows:

(h)                                 Qualified IPO – the Shares are being allotted or issued pursuant to a Qualified IPO.

5.                                       Section 9.3 is amended by deleting the reference in it to Section 8.1.

6.                                       Except as provided in paragraph 8 below, the general provisions set out in Article 10 of the Shareholders’ Agreement (other than Section 10.13) shall apply in respect to this Agreement, including the ability to execute this Agreement in counterparts.

7.                                       This Agreement shall be construed and governed exclusively by the laws in force in British Columbia and the laws of Canada applicable therein and, except as provided in Section 10.12 of the Shareholders’ Agreement, the courts of British Columbia (and Supreme Court of Canada, if necessary) shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. Except as provided in Section 10.12 of the Shareholders’ Agreement, each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This Section shall not be construed to affect the rights of a party to enforce a judgment or award outside said province, including the right to record and enforce a judgment or award in any other jurisdiction.

8.                                       Section 10.7 is hereby deleted and the following substituted therefor:

10.7        Entire Agreement - This Agreement, together with an amendment dated as of September 7, 2006 (the “Amendment”), constitutes the entire agreement between the parties to this Agreement and the Amendment with respect to the subject matter hereof and supersedes all prior negotiations, proposals and agreements, whether oral or written, with respect to the subject matter of this Agreement and the Amendment. The parties hereto hereby terminate all other shareholders’ agreements between or among or between any of them which govern the voting, holding or sale of Equity Securities or the management of the affairs of the Company. The parties represent that they are not aware of any outstanding breaches of such other agreements now being terminated.

9.                                       Each of the parties to this Agreement acknowledge and agree that DuMoulin Black LLP has acted as counsel only to the Corporation and that McCullough O’Connor Irwin  has acted as counsel only to Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF, BDC, BDC Capital and WH and that DuMoulin Black LLP and McCullough O’Connor Irwin are not protecting the rights and interests of any other party to this Agreement. The other parties to this Agreement acknowledge and agree that the Corporation, DuMoulin Black LLP, Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF, BDC, BDC Capital and WH and McCullough O’Connor Irwin have given them the opportunity to seek, and have recommended that such parties obtain, independent legal advice with respect to the subject matter of this Agreement and, further, each of the other parties hereby represent and warrant to the Corporation,

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DuMoulin Black LLP, Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF, BDC, BDC Capital  and WH and McCullough O’Connor Irwin that such party has sought independent legal advice or waives such advice.

10.                                 The Shareholders’ Agreement in all other respects remains unamended and in force among all of the parties to this Agreement.

11.                                 In accordance with Section 9.1 of the Shareholders’ Agreement, this Agreement shall take effect immediately upon its due execution by the Corporation and Shareholders holding not less than 80% of the Common Shares held by them on a Fully Converted Basis; provided however, that if the amendment affects rights, restrictions and obligations of the Shareholders only, the Corporation need not execute the amendment instrument, and notwithstanding the foregoing, an amendment which adversely affects rights, restrictions and obligations of any one particular Shareholder and not all Shareholders generally, will not be binding on the said Shareholder without such Shareholder’s agreement to the amendment. Once effective in accordance with the foregoing, this Agreement shall be binding upon and enforceable against all of the parties to Shareholders’ Agreement, notwithstanding the fact that any one or more of such parties have not executed this Agreement.

IN WITNESS WHEREOF the parties have signed, sealed and delivered this agreement as of the date first written above.

ONCOGENEX TECHNOLOGIES INC.

Per:	/s/ Scott Cormack
(Authorized Signatory)

VENTURES WEST 7 LIMITED PARTNERSHIP
by its general partner, Ventures West 7 Management Ltd.

Per:	/s/ Chris Laird /s/ [illegible]
(Authorized Signatory)

Per:
(Authorized Signatory)

VENTURES WEST 7 U.S. LIMITED PARTNERSHIP
by its manager, Ventures West 7 Management (International) Inc.

Per:	/s/ Chris Laird /s/ [illegible]
(Authorized Signatory)

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Per:
(Authorized Signatory)

H.I.G. HORIZON CORP.

Per:	/s/ [illegible]
(Authorized Signatory)

WORKING OPPORTUNITY FUND (EVCC) LTD.,
by its manager, Growth Works Capital Ltd.

Per:	/s/ Patrick R. Brady
(Authorized Signatory)

BUSINESS DEVELOPMENT BANK OF CANADA		AND	BDC CAPITAL INC.

Per:	/s/ Gary Bantle	Per:	/s/ Gary Bantle
	(Authorized Signatory)	(Authorized Signatory)

MILESTONE MEDICA CORPORATION

Per:	/s/ David B. Shindler
(Authorized Signatory)

WHI MORULA FUND, LLC
By:  William Harris Investors, Inc., Manager
By:  Michael S. Resnick

Per:	/s/ Michael S. Resnick
(Authorized Signatory)

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	SIGNED, SEALED AND DELIVERED by	)
	MARTIN GLEAVE in the presence of:	)
)
		)	/s/ Martin Gleave
	Name	)	MARTIN GLEAVE
)
)
	Address	)
)
)
Occupation))

603356 B.C. LTD.

Per:	/s/ Martin Gleave
(Authorized Signatory)

	SIGNED, SEALED AND DELIVERED by	)
	SCOTT CORMACK in the presence of:	)
)
)
	/s/Sandra Thomson	)	/s/ Scott Cormack
	Name	)	SCOTT CORMACK
)
	[***]	)
	Address	)
)
	Legal Secretary	)
	Occupation	)

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